BEAR STEARNS [GRAPHIC OMITTED]
BEAR, STEARNS & CO. INC.
ATLANTA o BOSTON o CHICAGO

ASSET-BACKED SECURITIES GROUP
DALLAS o LOS ANGELES o NEW YORK o SAN FRANCISCO
383 Madison Avenue
FRANKFURT o GENEVA o HONG KONG

New York, N.Y. 10179
LONDON o PARIS o TOKYO
(212) 272-2000

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                               GMAC RFC [GRAPHIC OMITTED][GRAPHIC OMITTED]

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FREE WRITING PROSPECTUS- COMPUTATIONAL MATERIALS
PART I OF II

$[368,625,000] (APPROXIMATE)

MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RZ2

RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
DEPOSITOR

RAMP SERIES 2006-RZ2 TRUST
ISSUING ENTITY

RESIDENTIAL FUNDING CORPORATION
MASTER SERVICER AND SPONSOR

APRIL 20, 2006

STATEMENT REGARDING FREE WRITING PROSPECTUS

THE  DEPOSITOR HAS FILED A  REGISTRATION  STATEMENT  (FILE NO.  333-131211)  (INCLUDING A PROSPECTUS)  WITH THE
SECURITIES AND EXCHANGE  COMMISSION (THE SEC) FOR THE OFFERING TO WHICH THIS FREE WRITING  PROSPECTUS  RELATES.
BEFORE YOU INVEST,  YOU SHOULD READ THE  PROSPECTUS  IN THAT  REGISTRATION  STATEMENT  AND OTHER  DOCUMENTS THE
DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE  INFORMATION  ABOUT THE DEPOSITOR AND THE OFFERING.  YOU MAY
GET THESE  DOCUMENTS  AT NO CHARGE BY VISITING  EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE
DEPOSITOR,  ANY  UNDERWRITER  OR ANY  DEALER  PARTICIPATING  IN THE  OFFERING  WILL  ARRANGE  TO  SEND  YOU THE
PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL FREE 1-866-803-9204.

This free  writing  prospectus  does not  contain all  information  that is required to be included in the base prospectus and the prospectus supplement.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus,  if conveyed prior to the time of your contractual  commitment to purchase any of the securities,  supersedes  information  contained in any prior similar materials  relating to these securities.

This free writing  prospectus is not an offer to sell or  solicitation  of an offer to buy these  securities in any state where such offer, solicitation or sale is not permitted.

This free  writing  prospectus  is being  delivered  to you solely to provide  you with  information  about the offering of the  securities  referred to in this free  writing  prospectus  and to solicit an offer to purchase the  securities,  when, as and if issued.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual  commitment by you to purchase any of the securities,  until we have accepted your offer to purchase securities.

The securities  referred to in this free writing  prospectus are being sold when, as and if issued.  The issuer is not  obligated  to issue such  securities  or any  similar  security  and our  obligation  to  deliver  such securities  is  subject  to the terms and  conditions  of our  underwriting  agreement  with the issuer and the availability  of such  securities  when, as and if issued by the issuer.  You are advised that the terms of the securities,  and the  characteristics  of the mortgage  loan pool backing  them,  may change (due,  among other things,  to the  possibility  that mortgage loans that comprise the pool may become  delinquent or defaulted or may be removed or replaced  and that  similar or different  mortgage  loans may be added to the pool,  and that one or more  classes of  securities  may be split,  combined or  eliminated),  at any time prior to issuance or availability  of a final  prospectus.  You  are  advised  that  securities  may not be  issued  that  have  the characteristics  described in this free writing  prospectus.  Our obligation to sell such  securities to you is conditioned  on the mortgage  loans and  securities  having the  characteristics  described in the  preliminary prospectus.  If for any reason we do not deliver  such  securities,  we will notify you, and neither the issuer nor any underwriter  will have any obligation to you to deliver all or any portion of the securities  which you have  committed  to  purchase,  and none of the  issuer  nor any  underwriter  will be liable  for any costs or damages whatsoever arising from or related to such non-delivery.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends,  disclaimers or other notices that may appear with this  communication  to which this free writing prospectus is attached relating to:

(1) these materials not constituting an offer (or a solicitation of an offer),
(2) no representation that these materials are accurate or complete and may not be updated, or
(3) these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The  information  contained  in the  attached  materials  (the  "Information")  may  include  various  forms of performance  analysis,  security  characteristics and securities pricing estimates for the securities described therein.  Should  you  receive  Information  that  refers to the  "Statement  Regarding  Assumptions  and Other
Information",  please refer to this statement  instead.  The Information is illustrative and is not intended to predict actual results which may differ  substantially  from those  reflected in the  Information.  Performance analysis  is based on certain  assumptions  with  respect to  significant  factors  that may prove not to be as assumed.  Performance  results are based on mathematical  models that use inputs to calculate results.  As with all  models,  results may vary  significantly  depending  upon the value  given to the inputs.  Inputs to these models  include  but are not  limited  to:  prepayment  expectations  (econometric  prepayment  models,  single expected lifetime  prepayments or a vector of periodic  prepayments),  interest rate assumptions  (parallel and nonparallel  changes for  different  maturity  instruments),  collateral  assumptions  (actual pool level data, aggregated  pool level  data,  reported  factors  or imputed  factors),  volatility  assumptions  (historically observed or implied current) and reported  information  (paydown factors,  rate resets,  remittance reports and trustee statements).  Models used in any analysis may be proprietary,  the results therefore,  may be difficult for any third party to reproduce.  Contact your  registered  representative  for detailed  explanations  of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural  characteristics  of the security,  including call events and cash flow priorities at all prepayment  speeds and/or interest  rates.  You should consider  whether the  behavior of these  securities  should be tested using  assumptions  different  from those  included in the
Information.  The assumptions underlying the Information,  including structure and collateral,  may be modified from time to time to reflect changed facts and  circumstances.  Offering Documents contain data that is current as of their  publication dates and after  publication may no longer be accurate,  complete or current.  Contact your registered representative for Offering Documents,  current Information or additional materials,  including other  models for  performance  analysis,  which are  likely to  produce  different  results,  and any  further explanation regarding the Information.
Any  pricing  estimates  Bear  Stearns  has  supplied  at your  request  (a)  represent  our view,  at the time determined,  of the investment value of the securities  between the estimated bid and offer levels,  the spread between which may be significant due to market  volatility or illiquidity,  (b) do not constitute a bid by Bear
Stearns or any other person for any  security,  (c) may not  constitute  prices at which the  securities  could have been purchased or sold in any market at any time,  (d) have not been confirmed by actual trades,  may vary from the value Bear Stearns  assigns or may be assigned to any such security  while in its  inventory,  and may not take into  account the size of a position  you have in the  security,  and (e) may have been  derived  from matrix  pricing that uses data  relating to other  securities  whose prices are more readily  ascertainable  to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

                                          RAMP SERIES 2006-RZ2 TRUST
                                MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                         $[368,625,000] (APPROXIMATE)
                                              SUBJECT TO REVISION

-------- ----------- ------------------ ----------- ------------ ------------------- ------------ ---------------
 CLASS   AMOUNT            RATINGS       BOND TYPE                PRINCIPAL/ WINDOW      EXP.          FINAL
                                                     WAL (YRS.)
                                                         TO             (MOS.)         MATURITY     SCHEDULED
           ($)(1)       (MOODY'S/S&P)                CALL/MAT(2)    TO CALL/MAT(2)    TO CALL (2)    MATURITY
-------- ----------- ------------------ ----------- ------------ ------------------- ------------ ---------------
-------- ----------- ------------------ ----------- ------------ ------------------- ------------ ---------------
  A-1    $161,700,000      Aaa/AAA        Sr Fltr   1.00 / 1.00     1-23 / 1-23      March 2008     April 2029
                                           (3)(4)
  A-2                      Aaa/AAA      Sr Fltr     3.00 / 3.00                       June 2011    January 2035
         $97,545,000                      (3)(4)                   23-62 / 23-62
  A-3                      Aaa/AAA      Sr Fltr     6.45 / 7.90                      March 2013      May 2036
         $42,255,000                      (3)(4)                   62-83 / 62-186
  M-1                     Aa1/AA+        Mezz Fltr  4.81 / 5.32                      March 2013      May 2036
         $13,688,000                       (3)(4)                  42-83 / 42-154
  M-2                     Aa2/AA+        Mezz Fltr  4.76 / 5.25                      March 2013      May 2036
         $11,812,000                       (3)(4)                  40-83 / 40-147
  M-3                     Aa3/AA         Mezz Fltr  4.74 / 5.20                      March 2013      May 2036
         $7,125,000                        (3)(4)                  39-83 / 39-140
  M-4                      A1/AA         Mezz Fltr  4.72 / 5.16                      March 2013      May 2036
         $6,188,000                        (3)(4)                  39-83 / 39-134
  M-5                     A2/AA-         Mezz Fltr  4.71 / 5.00                      March 2013      May 2036
         $6,188,000                        (3)(4)                  38-83 / 38-129
  M-6                      A3/A+         Mezz Fltr  4.70 / 5.07                      March 2013      May 2036
         $5,437,000                        (3)(4)                  38-83 / 38-122
  M-7                     Baa1/A         Mezz Fltr    4.70 /                         March 2013      May 2036
         $5,437,000                        (3)(4)      5.01        38-83 / 38-115
  M-8                     Baa2/A-        Mezz Fltr  4.68 / 4.92                      March 2013      May 2036
         $4,125,000                        (3)(4)                  37-83 / 37-105
  M-9                    Baa3/BBB+       Mezz Fltr  4.68 / 4.80                      March 2013      May 2036
         $3,375,000                        (3)(4)                  37-83 / 37-96
 M-10                      Ba1/BBB       Mezz Fltr   4.59 / 4.60    37-83 / 37-86     March 2013     May 2036
         $3,750,000                        (3)(4)
 TOTAL   $368,625,000
-------- ----------- ------------------ ----------- ------------ ------------------- ------------ ---------------

       NOTES:
(1)     The Class Size is subject to a permitted variance in the aggregate of plus or minus 10%.
(2)     The Offered Certificates will be priced to the Clean-up Call Date at the Prepayment Pricing
       Assumptions:
           Fixed Rate Loans:  100% PPC (4.0% CPR in month 1, building by approximately 1.909% each month to
         25% CPR in month 12, and  remaining constant at 25% CPR thereafter);
          Adjustable Rate Loans:  100% PPC (4.0% CPR in month 1, building by approximately 2.36363% each month to 30% CPR by month 12, and remaining constant at 30% CPR thereafter).
(3)     If the 10% Clean-Up Call is not exercised, the margins for the Class A Certificates will double, and the margins for the Class M Certificates will increase by a 1.5x multiple, on the second Distribution
        Date following the first possible Clean-Up Call Date.  Each class is subject to the Net WAC Cap.
(4)     The pass-through rate for each class of certificates will equal the least of (a) One-Month LIBOR plus the related margin per annum, (b) the Net WAC Rate and (c) 14.00% per annum.  The holders of the
        Class A and Class M Certificates may also be entitled to certain payments under the yield maintenance agreement (as described herein).

TITLE OF SECURITIES:         RAMP Mortgage Asset-Backed Pass-Through Certificates, Series 2006-RZ2.

DEPOSITOR:                   Residential  Asset Mortgage  Products,  Inc., an affiliate of Residential  Funding
                             Corporation.

MASTER SERVICER
AND SPONSOR:                 Residential Funding Corporation.

SUBSERVICER:                 The primary servicing will be provided by HomeComings  Financial Network,  Inc., a wholly owned subsidiary of Residential  Funding  Corporation,  with respect to all of the Mortgage Loans.

CO-LEAD UNDERWRITER:         Bear, Stearns & Co. Inc. and Barclay's Capital Inc.

CO-MANAGERS:                 Residential Funding Securities Corporation.

TRUSTEE:                     JPMorgan Chase Bank, N.A.

YIELD MAINTENANCE
AGREEMENT COUNTERPARTY:      TBD.

OFFERED CERTIFICATES:        The Class A-1, Class A-2 and Class A-3  Certificates  (collectively,  the "Class A
                             Certificates").

..                            The Class M-1,  Class M-2,  Class M-3, Class M-4, Class M-5, Class M-6, Class M-7,
                             Class  M-8,  Class M-9 and Class  M-10  Certificates  (collectively,  the "Class M
                             Certificates").

                             The Class A Certificates and Class M Certificates (the "Offered Certificates").

STATISTICAL CALCULATION DATE:       March 1, 2006.

CUT-OFF DATE:                April 1, 2006.

CLOSING DATE:                On or about May 5, 2006.

DISTRIBUTION DATE:           Distribution  of principal and interest on the Offered  Certificates  will be made on the 25th  day of each  month,  or if this is not a  business  day,  on the next business day, commencing in May 2006.

FORM OF OFFERED CERTIFICATES:       The Offered  Certificates  will be  available  in  book-entry  form through
                             DTC, Clearstream and Euroclear.

MINIMUM DENOMINATIONS:       The Class A  Certificates  and the  Class  M-1  Certificates  will be  offered  in minimum  denominations  of  $100,000  and  integral  multiples  of  $1  in  excess thereof.  The Class M-2,  Class M-3,  Class M-4,  Class M-5, Class M-6, Class M-7,
                             Class  M-8,  Class M-9 and Class  M-10  Certificates  will be  offered  in minimum denominations of $250,000 and integral multiples of $1 in excess thereof.

TAX STATUS:                  The Offered  Certificates  will be designated as regular interests in a REMIC and, to such  extent,  will be  treated  as debt  instruments  of a REMIC  for  federal
                             income tax  purposes.   The Offered  Certificates  will also represent an interest in the Yield Maintenance Agreement.

ERISA ELIGIBILITY:           The Class A  Certificates  may be eligible for purchase by employee  benefit plans that  are  subject  to the  Employee  Retirement  Income  Security  Act of 1974 or
                             Section  4975  of  the  Internal   Revenue  Code  of  1986,   subject  to  certain
                             conditions.  The Class M  Certificates  will not be eligible  for purchase by such plans other than with  assets of  insurance  company  general  accounts.  However, investors  should  consult with their counsel with respect to  consequences  under
                             ERISA and the Internal  Revenue Code of such a plan's  acquisitions  and ownership of such Offered Certificates.

SMMEA ELIGIBILITY:           None of the Offered  Certificates  are expected to  constitute  "mortgage  related securities"  for purposes of the  Secondary  Mortgage  Market  Enhancement  Act of
                             1984.

P&I ADVANCES:                The Master  Servicer will be obligated to advance,  or cause to be advanced,  cash with  respect to  delinquent  payments of  principal  and interest on the Mortgage
                             Loans to the extent that the Master  Servicer  reasonably  believes that such cash advances can be repaid from future payments on the related  Mortgage Loans.  These cash advances are only  intended to maintain a regular flow of scheduled  interest and principal  payments on the  certificates  and are not intended to guarantee or insure against losses.

MONTHLY FEES:                Subservicing fee minimum of [0.25]% per annum,  payable monthly;  master servicing fee of [0.05]% per annum, payable monthly.

ELIGIBLE MASTER SERVICING
COMPENSATION:                For any  Distribution  Date, an amount equal to the lesser of (a)  one-twelfth  of
                             0.125%  of  the  aggregate  stated   principal   balance  of  the  Mortgage  Loans
                             immediately  preceding  that  Distribution  Date  and (b)  the  sum of the  master servicing  fee payable to the Master  Servicer in respect of its master  servicing activities  and  reinvestment  income  received by the Master  Servicer on amounts payable with respect to that Distribution Date.

OPTIONAL CALL:               If the aggregate  principal  balance of the mortgage  loans after giving effect to distributions  to be  made  on  that  Distribution  Date  falls  below  10% of the original  principal balance thereof,  the holders of the call rights may terminate the trust on that Distribution Date (the "Clean-up Call Date").

MORTGAGE LOANS:              The mortgage pool will consist of one- to two-family,  fixed and  adjustable  rate mortgage  loans  secured by first liens on fee simple or  leasehold  interests  on residential  mortgage  properties.  The  statistical  pool of the  mortgage  loans described herein has an approximate  aggregate  principal balance of approximately
                             $[369,624,546.05]  as of the  Statistical  Cut-off Date. At closing,  the mortgage loans will have an aggregate  principal  balance of approximately  $375,000,000 as of the Cut-off Date.

REPRESENTATIONS AND
WARRANTIES:                  RFC will make a representation  and warranty that each mortgaged  property is free
                             of  damage  and in good  repair  as of the  closing  date.   In the  event  that a
                             mortgaged   property  is  damaged  as  of  the   closing   date  and  that  damage
                             materially adversely  affects  the  value  of  the  mortgaged  property  or of the interest of the  certificateholders  in the related  mortgaged  loan, RFC  will be required to repurchase the related mortgage loan from the trust.

 CREDIT ENHANCEMENT:            A.  SUBORDINATION.

                                Credit  enhancement  for the Class A Certificates  will include the
                                subordination    of   the    Class   M    Certificates    and   the
                                overcollateralization  amount.  Credit  enhancement for any Class M
                                Certificates  will  include the Class M  Certificates  with a lower priority and the overcollateralization amount.

                                CLASS   INITIAL                 STEPDOWN DATE SUBORDINATION
                                         SUBORDINATION (1)
                                A       19.60%                  39.20%
                                M-1     15.95%                  31.90%
                                M-2     12.80%                  25.60%
                                M-3     10.90%                  21.80%
                                M-4     9.25%                   18.50%
                                M-5     7.60%                   15.20%
                                M-6     6.15%                   12.30%
                                M-7     4.70%                   9.40%
                                M-8     3.60%                   7.20%
                                M-9     2.70%                   5.40%
                                M-10    1.70%                   3.40%

                                (1) Includes the initial overcollateralization requirement as described herein.

                                B. OVERCOLLATERALIZATION ("OC")

                                 Initial (% Orig)                 1.70%
                                 OC Target (% Orig)               1.70%
                                 Stepdown OC Target (% Current)   3.40%
                                 OC Floor (% Orig)                0.50%

                                C. EXCESS CASHFLOW.

                                Initially  equal to  approximately  [430]  bps per  annum.  For any
                                Distribution  Date,  the sum of (i)  the  excess  of the  available distribution  amount over the sum of (a) the interest  distribution amount  for  the  certificates  and (b)  the  principal  remittance amount, (ii) any overcollateralization  reduction amount, and (iii)
                                any  amounts  received  by the trust  under  the yield  maintenance agreement  for that  Distribution  Date.  Excess  Cash  Flow may be used to protect the Class A  Certificates  and Class M Certificates
                                against  realized  losses  by  making  an  additional   payment  of
                                principal to cover the amount of the realized losses.

                                D.  YIELD MAINTENANCE AGREEMENT

                                The holders of the Offered  Certificates  may benefit from a series of  interest  rate cap  payments  pursuant  to a yield  maintenance
                                agreement.   Amounts   received   by  the  trust  under  the  yield
                                maintenance  agreement will be distributed as a part of Excess Cash
                                Flow, as further described above. The yield  maintenance  agreement will terminate after the Distribution Date in [April 2011].

REQUIRED OVERCOLLATERALIZATION
AMOUNT:                      For any  Distribution  Date (i) prior to the  Stepdown  Date,  an amount  equal to
                             [1.70]% of the  aggregate  stated  principal  balance of the Mortgage  Loans as of the Cut-off  Date,  (ii) on or after the Stepdown Date provided a Trigger Event is not  in  effect,  the  greater  of  (x)  [3.40]%  of the  then  current  aggregate outstanding  principal  balance  of the  Mortgage  Loans  after  giving  effect to
                             distributions   to   be   made   on   that   Distribution   Date   and   (y)   the
                             Overcollateralization  Floor or (iii) on or after the  Stepdown  Date if a Trigger
                             Event  is  in  effect,   the   Required   Overcollateralization   Amount  for  the
                             immediately  preceding  Distribution  Date.  The  Required   Overcollateralization
                             Amount will be fully funded on the Closing Date.

OVERCOLLATERALIZATION FLOOR: An  amount  equal to 0.50% of the  aggregate  principal  balance  of the  Mortgage
                             Loans as of the Cut-Off Date, or approximately $[1,875,000].

EXCESS OVERCOLLATERALIZATION
AMOUNT:                      With   respect  to  any   Distribution   Date,   the   excess,   if  any,  of  the
                             Overcollateralization   Amount  on  that   Distribution  Date  over  the  Required
                             Overcollateralization Amount on that Distribution Date.

OVERCOLLATERALIZATION AMOUNT:       With  respect to any  Distribution  Date,  the  excess,  if any, of (a) the aggregate  stated  principal  balance of the Mortgage Loans as of the first day of the month preceding that  Distribution  Date,  over (b) the aggregate  certificate principal  balance  of the Class A and Class M  Certificates  before  taking  into account distributions of principal to be made on that Distribution Date.

OVERCOLLATERALIZATION INCREASE
AMOUNT:                      With respect to any  Distribution  Date,  an amount equal to the lesser of (i) the
                             Excess  Cashflow  for  that  Distribution  Date (to the  extent  not used to cover losses) and (ii) the excess,  if any,  of (x) the  Required  Overcollateralization
                             Amount for that  Distribution Date over (y) the  Overcollateralization  Amount for that Distribution Date.

OVERCOLLATERALIZATION REDUCTION
AMOUNT:                      With respect to any Distribution  Date for which the Excess  Overcollateralization
                             Amount is, or would be, after taking into  account all other  distributions  to be made on that Distribution  Date,  greater than zero, an amount equal to the lesser of
                             (i) the Excess  Overcollateralization  Amount for that Distribution Date, and (ii)
                             the Principal Remittance Amount for that Distribution Date.

STEPDOWN DATE:               The  earlier to occur of (i) the  Distribution  Date  immediately  succeeding  the
                             Distribution  Date on which the  aggregate  certificate  principal  balance of the
                             Class A  Certificates  has been  reduced to zero or (ii) the later to occur of (x)
                             the  Distribution  Date in May 2009 and (y) the first  Distribution  Date on which the Senior Enhancement Percentage is greater than or equal to [39.20]%.

SENIOR ENHANCEMENT
PERCENTAGE:                  On any  Distribution  Date, the Senior  Enhancement  Percentage will be equal to a fraction,  the  numerator  of  which is the sum of (x) the  aggregate  certificate
                             principal  balance  of  the  Class  M  Certificates   immediately  prior  to  that
                             Distribution Date and (y) the  Overcollateralization  Amount  immediately prior to that  Distribution  Date,  and the  denominator  of which is the aggregate  stated
                             principal  balance of the Mortgage Loans after giving effect to  distributions  to be made on that Distribution Date.

TRIGGER EVENT:               A Trigger  Event is in effect on any  Distribution  Date on or after the  Stepdown
                             Date  if  either  (i)  the  three-month  average  of  the  Sixty-Plus  Delinquency
                             Percentage  equals or exceeds  [26.00]% of the Senior  Enhancement  Percentage for that  Distribution  Date or (ii) on or after the Distribution Date in May 2008 the cumulative  realized  losses on the Mortgage  Loans as a percentage of the initial aggregate  principal  balance of the Mortgage  Loans as of the Cut-off Date exceed the following amounts:

                                  DISTRIBUTION DATES

                                       25 - 36             [1.45]% in the first month plus an
                                                           additional 1/12th of [1.85]% for each
                                                           month thereafter

                                                           [3.30]% for the first month, plus an
                                       37 - 48             additional 1/12th of [1.90]% for every
                                                           subsequent month;

                                                           [5.20]% for the first month, plus an
                                       49 - 60             additional 1/12th of [1.30]% for every
                                                           subsequent month;

                                                           [6.50]% for the first, plus an additional
                                                           1/12th of [0.40]% for every subsequent
                                        61-72              month; and

                                  73 and thereafter        [6.90]%

SIXTY-PLUS DELINQUENCY
PERCENTAGE:                  With  respect  to any  Distribution  Date  on or  after  the  Stepdown  Date,  the arithmetic  average,  for each of the three  Distribution  Dates  ending with such
                             Distribution  Date, of the fraction,  expressed as a percentage,  equal to (x) the aggregate  stated  principal  balance  of the  Mortgage  Loans that are 60 or more days delinquent in payment of principal and interest for that  Distribution  Date, including  mortgaged loans in foreclosure  and REO, over (y) the aggregate  stated
                             principal  balance  of  all of  the  Mortgage  Loans  immediately  preceding  that
                             Distribution Date.

INTEREST PAYMENTS:           On  each  Distribution  Date  holders  of the  certificates  will be  entitled  to receive  the  interest  that  has  accrued  on the  certificates  at  the  related pass-through  rate during the related  Accrual  Period,  and any interest due on a prior Distribution Date that was not paid.

ACCRUAL PERIOD:              The Offered  Certificates  will be entitled to interest  accrued,  with respect to any  Distribution  Date,  from and including the preceding  Distribution  Date (or from and  including the Closing Date in the case of the first  Distribution  Date)
                             to and including the day prior to the  then-current  Distribution  Date calculated on an actual/360-day basis.

NET MORTGAGE RATE:           With respect to any Mortgage  Loan,  the per annum mortgage rate thereon minus the per annum rates at which the master servicing and subservicing fees are paid.

NET WAC CAP RATE:            For any  Distribution  Date, a per annum rate equal to the weighted average of the
                             Net Mortgage  Rates of the Mortgage  Loans using the Net Mortgage  Rates in effect for the  scheduled  payments  due on such  Mortgage  Loans  during the related due period,  multiplied  by a fraction  equal to 30  divided  by the actual  number of days in the related Interest Accrual Period.

BASIS RISK SHORTFALL:        With  respect  to  any  class  of  Class  A  and  Class  M  Certificates  and  any
                             Distribution  Date  on  which  the Net WAC  Cap  Rate  is  used to  determine  the pass-through  rate for that class of  certificates,  an amount equal to the excess of (i) accrued  certificate  interest for that class calculated at a rate equal to the  lesser of (a)  One-Month  LIBOR  plus the  related  Margin and (b) 14.00% per annum,  over (ii) accrued  certificate  interest for that class  calculated  using
                             the  Net  WAC  Cap  Rate;   plus  any  unpaid  Basis  Risk  Shortfall  from  prior
                             Distribution  Dates,  plus interest thereon to the extent not previously paid from
                             Excess  Cash  Flow,  at a rate  equal to the  related  pass-through  rate for such
                             Distribution Date.

PREPAYMENT INTEREST
SHORTFALL:                   With  respect to any  Distribution  Date,  the  aggregate  shortfall,  if any,  in collections  of interest  resulting  from  mortgagor  prepayments  on the Mortgage
                             Loans during the preceding  calendar month.  These  shortfalls will result because interest on  prepayments  in full is  distributed  only to the date of prepayment, and  because  no  interest  is  distributed  on  prepayments  in  part,  as  these prepayments  in part are applied to reduce the  outstanding  principal  balance of the  Mortgage  Loans  as of  the  due  date  immediately  preceding  the  date  of prepayment.  No  assurance  can be  given  that  the  amounts  available  to cover
                             Prepayment  Interest  Shortfalls  will  be  sufficient  therefor.  Any  Prepayment
                             Interest  Shortfalls  not covered by Eligible  Master  Servicing  Compensation  or
                             Excess  Cash Flow and  allocated  to a class of offered  certificates  will accrue interest  at the  then  applicable  pass-through  rate on that  class  of  offered certificates.

 RELIEF ACT SHORTFALLS:      With respect to any  Distribution  Date, the shortfall,  if any, in collections of
                             interest   resulting  from  the   Servicemembers   Civil  Relief  Act  or  similar
                             legislation  or  regulation.  Relief Act  Shortfalls  will be covered by available
                             Excess  Cashflow in the current  period only as described  under "Excess  Cashflow
                             Distributions."  Any Relief Act Shortfalls  allocated to the Offered  Certificates for the  current  period  not  covered  by Excess  Cash Flow will  remain  unpaid.
                             Relief  Act  Shortfalls   will  be  allocated  on  a  pro  rata  basis  among  the
                             certificates.

ALLOCATION OF LOSSES:               Realized losses on the mortgage loans will be allocated as follows:
(i)     to Excess Cashflow;
(ii)    by a reduction in the Overcollateralization Amount until reduced to zero;
(iii)   to the Class M-10  Certificates  until the  certificate  principal  balance thereof has been reduced to zero;
(iv)    to the Class M-9 Certificates until the certificate principal balance thereof has been reduced to zero;
(v)     to the Class M-8 Certificates until the certificate principal balance thereof has been reduced to zero;
(vi)    to the Class M-7 Certificates until the certificate principal balance thereof has been reduced to zero;
(vii)   to the Class M-6 Certificates until the certificate principal balance thereof has been reduced to zero;
(viii)  to the Class M-5 Certificates until the certificate principal balance thereof has been reduced to zero;
(ix)    to the Class M-4  Certificates  until the  certificate  principal  balance  thereof has been reduced to zero;
(x)     to the Class M-3 Certificates until the certificate principal balance thereof has been reduced to zero;
(xi)    to the Class M-2 Certificates until the certificate principal balance thereof has been reduced to zero;
(xii)   to the Class M-1  Certificates  until the  certificate  principal  balance  thereof has been reduced to zero; and
(xiii)  to the Class A  Certificates,  on a pro rata  basis  based on their  respective  Certificate  Principal
                                            Balances.

STEP-UP COUPON:              The margins on the Class M  Certificates  will  increase by a 1.5x multiple of the original  margin on the second  Distribution  Date  following  the first  possible
                             Clean-Up  Call Date.  The margin on the Class A  Certificates  will increase to 2x the original margin on the second  Distribution  Date following the first possible
                             Clean-up Call Date.

PRINCIPAL PAYMENTS:          The  Class  A  Principal   Distribution  Amount,  with  respect  to  the  Class  A
Certificates, will be
                             distributed   to  the  Class   A-1,   Class   A-2  and  Class  A-3   Certificates,
                             sequentially,  in that order,  in each case,  until their  respective  Certificate
                             Principal Balances have been reduced to zero.

                             The Class M  Certificates  will be subordinate  to the Class A  Certificates,  and will not receive any principal  payments  until on or after the Stepdown  Date, or if a Trigger  Event is in  effect,  unless  the  aggregate  certificate  principal balance of the Class A Certificates have been reduced to zero.

                             On or after the Stepdown Date and if a Trigger  Event is not in effect,  or if the aggregate  certificate  principal  balance  of the Class A  Certificates  has been reduced to zero, the remaining  principal  distribution amount will be distributed in the  following  order of  priority:  to the Class M-1  Certificates,  the Class
                             M-1 Principal  Distribution  Amount, to the Class M-2 Certificates,  the Class M-2
                             Principal  Distribution  Amount,  to the  Class  M-3  Certificates,  the Class M-3
                             Principal  Distribution  Amount,  to the  Class  M-4  Certificates,  the Class M-4
                             Principal  Distribution  Amount,  to the  Class  M-5  Certificates,  the Class M-5
                             Principal  Distribution  Amount,  to the  Class  M-6  Certificates,  the Class M-6
                             Principal  Distribution  Amount,  to the  Class  M-7  Certificates,  the Class M-7
                             Principal  Distribution  Amount,  to the  Class  M-8  Certificates,  the Class M-8
                             Principal  Distribution  Amount,  to the  Class  M-9  Certificates,  the Class M-9
                             Principal  Distribution  Amount,  and to the Class  M-10  Certificates,  the Class
                             M-10 Principal  Distribution Amount, in each case until the certificate  principal balance thereof has been reduced to zero.

PRINCIPAL DISTRIBUTION
AMOUNT:                      For any  Distribution  Date,  the  lesser of (a) the  excess of (x) the  available distribution  amount,  plus with respect to clauses (iii) and (iv) below,  amounts received  by the  trustee  under the Yield  Maintenance  Agreement,  over  (y) the interest distribution amount and (b) the sum of the following amounts:

(i)     the Principal Remittance Amount for the Mortgage Loans,
(ii)    the lesser of  (a) subsequent  recoveries for that  Distribution  Date and (b) the principal portion of any  realized  losses  allocated  to any  class  of  Class  A and  Class  M
                                    Certificates on a prior Distribution Date and remaining unpaid;
(iii)   the  lesser of  (a) the  Excess  Cash Flow for that  Distribution  Date,  to the extent not used in the clause  (ii)  above  on  such  Distribution  Date,  and  (b) the  principal portion of any realized losses  incurred,  or deemed to have been incurred, on any Mortgage  Loans in the calendar month  preceding  that  Distribution
                                    Date to the  extent  covered  by  Excess  Cash  Flow for that  Distribution
                                    Date; and
(iv)    the lesser of (a) the Excess Cash Flow for that  Distribution  Date, to the extent not used pursuant to the clause  (ii) and clause  (iii)  above on such  Distribution  Date,  and
                                    (b) the  amount  of any  Overcollateralization  Increase  Amount  for  that
                                    Distribution Date;

                             minus

(v)     the amount of any Overcollateralization Reduction Amount for that Distribution Date; and
(vi)    certain  other  amounts  with  respect  to  servicing  modifications  as set forth in the  pooling  and servicing agreement.

                             In no event will the Principal  Distribution  Amount on any  Distribution  Date be
                             less than zero or greater than the outstanding  aggregate  certificate  balance of the Class A and Class M Certificates.

PRINCIPAL REMITTANCE
AMOUNT:                      For any  Distribution  Date, the sum of the following  amounts:  (i) the principal portion of all  scheduled  monthly  payments  on the  Mortgage  Loans  received or advanced  with respect to the related due period;  (ii) the  principal  portion of all  proceeds  of the  repurchase  of the  Mortgage  Loans  or,  in  the  case  of substitution,  amounts  representing  a  principal  adjustment  as required in the pooling and servicing  agreement  during the preceding  calendar month;  and (iii)
                             the principal portion of all other  unscheduled  collections other than subsequent recoveries  received on the related  Mortgage Loans during the preceding  calendar month including,  without limitation,  full and partial principal prepayments made by the respective mortgagors, to the extent not distributed in the month.

CLASS A PRINCIPAL
DISTRIBUTION AMOUNT:         With respect to any Distribution Date:

(i)     prior to the Stepdown  Date or on or after the Stepdown  Date if a Trigger  Event is in effect for that
                                    Distribution   Date,   the   Principal   Distribution   Amount   for   that
                                    Distribution Date, or
(ii)    on or after the  Stepdown  Date if a Trigger  Event is not in effect for that  Distribution  Date,  the lesser  of: (i) the  Principal  Distribution  Amount for that  Distribution
                                    Date;  and (ii)  the  excess  of (a) the  aggregate  certificate  principal
                                    balance   of  the   Class  A   Certificates   immediately   prior  to  that
                                    Distribution  Date over (b) the  lesser of (x) the  product  of (1)  60.80%
                                    and (2) the  aggregate  stated  principal  balance  of the  Mortgage  Loans after giving effect to distributions to be made on that  Distribution  Date and (y) the  aggregate  stated  principal  balance  of the  Mortgage  Loans after  giving  effect  to  distributions  to be made  on that  Distribution
                                    Date, less the Overcollateralization Floor.

CLASS M-1 PRINCIPAL
DISTRIBUTION AMOUNT:         With respect to any Distribution Date:

(i)      prior to the Stepdown  Date or on or after the Stepdown  Date if a Trigger Event is in effect for that
                                     Distribution Date, the remaining  Principal  Distribution  Amount for that
                                     Distribution   Date   after   distribution   of  the  Class  A   Principal
                                     Distribution Amount, or
(ii)     on or after the Stepdown  Date if a Trigger  Event is not in effect for that  Distribution  Date,  the lesser  of:  (i) the  remaining  Principal  Distribution  Amount  for that
                                     Distribution   Date   after   distribution   of  the  Class  A   Principal
                                     Distribution  Amount;  and  (ii)  the  excess  of (a)  the  sum of (1) the aggregate  certificate  principal  balance  of the  Class  A  Certificates
                                     (after   taking  into  account  the  payment  of  the  Class  A  Principal
                                     Distribution  Amount)  and (2) the  certificate  principal  balance of the
                                     Class M-1 Certificates  immediately  prior to that  Distribution Date over
                                     (b) the lesser of (x) the  product of (1) [68.10 ]% and (2) the  aggregate stated  principal  balance of the Mortgage  Loans after  giving  effect to distributions to be made on that  Distribution  Date and (y) the aggregate stated  principal  balance of the Mortgage  Loans after  giving  effect to
                                     distributions   to  be  made  on  that   Distribution   Date,   less   the
                                     Overcollateralization Floor.

CLASS M-2 PRINCIPAL
DISTRIBUTION AMOUNT:         With respect to any Distribution Date:

(i)     prior to the Stepdown  Date or on or after the Stepdown  Date if a Trigger  Event is in effect for that
                                    Distribution  Date, the remaining  Principal  Distribution  Amount for that
                                    Distribution   Date   after   distribution   of  the   Class  A   Principal
                                    Distribution Amount and Class M-1 Principal Distribution Amount, or
(ii)    on or after the  Stepdown  Date if a Trigger  Event is not in effect for that  Distribution  Date,  the lesser  of:  (i) the  remaining  Principal  Distribution  Amount  for  that
                                    Distribution   Date   after   distribution   of  the   Class  A   Principal
                                    Distribution Amount and Class M-1 Principal  Distribution  Amount; and (ii)
                                    the  excess  of (a)  the  sum of (1) the  aggregate  certificate  principal balance  of the Class A and  Class  M-1  Certificates  (after  taking  into account  the  payment  of the Class A  Principal  Distribution  Amount  and
                                    Class M-1 Principal  Distribution  Amount for that  Distribution  Date) and
                                    (2)  the  certificate  principal  balance  of the  Class  M-2  Certificates immediately  prior to that  Distribution  Date  over (b) the  lesser of (x)
                                    the  product  of (1)  [74.40]%  and  (2)  the  aggregate  stated  principal balance of the Mortgage  Loans after giving effect to  distributions  to be made on that  Distribution  Date  and (y) the  aggregate  stated  principal balance of the Mortgage  Loans after giving effect to  distributions  to be made on that Distribution Date, less the Overcollateralization Floor.

CLASS M-3 PRINCIPAL
DISTRIBUTION AMOUNT:         With respect to any Distribution Date:

(i)     prior to the Stepdown  Date or on or after the Stepdown  Date if a Trigger  Event is in effect for that
                                    Distribution  Date, the remaining  Principal  Distribution  Amount for that
                                    Distribution   Date   after   distribution   of  the   Class  A   Principal
                                    Distribution  Amount,  Class M-1 Principal  Distribution  Amount, and Class
                                    M-2 Principal Distribution Amount, or
(ii)    on or after the  Stepdown  Date if a Trigger  Event is not in effect for that  Distribution  Date,  the lesser  of:  (i) the  remaining  Principal  Distribution  Amount  for  that
                                    Distribution   Date   after   distribution   of  the   Class  A   Principal
                                    Distribution  Amount, the Class M-1 Principal  Distribution  Amount and the
                                    Class M-2  Principal  Distribution  Amount;  and (ii) the excess of (a) the sum of (1) the  aggregate  certificate  principal  balance  of the Class A,
                                    Class  M-1 and  Class M-2  Certificates  (after  taking  into  account  the payment  of the  Class A  Principal  Distribution  Amount,  the  Class  M-1
                                    Principal  Distribution  Amount  and the Class M-2  Principal  Distribution
                                    Amount  for  that  Distribution  Date)  and (2) the  certificate  principal
                                    balance  of  the  Class  M-3   Certificates   immediately   prior  to  that
                                    Distribution  Date over (b) the lesser of (x) the  product of (1)  [78.20]%
                                    and (2) the  aggregate  stated  principal  balance  of the  Mortgage  Loans after giving effect to distributions to be made on that  Distribution  Date and (y) the  aggregate  stated  principal  balance  of the  Mortgage  Loans after  giving  effect  to  distributions  to be made  on that  Distribution
                                    Date, less the Overcollateralization Floor.

CLASS M-4 PRINCIPAL
DISTRIBUTION AMOUNT:         With respect to any Distribution Date:

(i)     prior to the Stepdown  Date or on or after the Stepdown  Date if a Trigger  Event is in effect for that
                                    Distribution  Date, the remaining  Principal  Distribution  Amount for that
                                    Distribution   Date   after   distribution   of  the   Class  A   Principal
                                    Distribution  Amount,  Class M-1 Principal  Distribution  Amount, Class M-2
                                    Principal   Distribution  Amount  and  Class  M-3  Principal   Distribution
                                    Amount, or
(ii)    on or after the  Stepdown  Date if a Trigger  Event is not in effect for that  Distribution  Date,  the lesser  of:  (i) the  remaining  Principal  Distribution  Amount  for  that
                                    Distribution   Date   after   distribution   of  the   Class  A   Principal
                                    Distribution  Amount,  the Class M-1  Principal  Distribution  Amount,  the
                                    Class  M-2  Principal  Distribution  Amount  and the  Class  M-3  Principal
                                    Distribution  Amount;  and  (ii)  the  excess  of (a)  the  sum of (1)  the aggregate  certificate  principal  balance of the Class A, Class M-1, Class
                                    M-2 and Class M-3  Certificates  (after  taking into account the payment of the  Class  A  Principal  Distribution  Amount,  the  Class  M-1  Principal
                                    Distribution  Amount, the Class M-2 Principal  Distribution  Amount and the
                                    Class M-3 Principal  Distribution  Amount for that  Distribution  Date) and
                                    (2)  the  certificate  principal  balance  of the  Class  M-4  Certificates immediately  prior to that  Distribution  Date  over (b) the  lesser of (x)
                                    the  product  of (1)  [81.50]%  and  (2)  the  aggregate  stated  principal balance of the Mortgage  Loans after giving effect to  distributions  to be made on that  Distribution  Date  and (y) the  aggregate  stated  principal balance of the Mortgage  Loans after giving effect to  distributions  to be made on that Distribution Date, less the Overcollateralization Floor.

CLASS M-5 PRINCIPAL
DISTRIBUTION AMOUNT:         With respect to any Distribution Date:

(i)     prior to the Stepdown  Date or on or after the Stepdown  Date if a Trigger  Event is in effect for that
                                    Distribution  Date, the remaining  Principal  Distribution  Amount for that
                                    Distribution   Date   after   distribution   of  the   Class  A   Principal
                                    Distribution  Amount,  Class M-1 Principal  Distribution  Amount, Class M-2
                                    Principal  Distribution  Amount,  Class M-3 Principal  Distribution  Amount
                                    and Class M-4 Principal Distribution Amount, or
(ii)    on or after the  Stepdown  Date if a Trigger  Event is not in effect for that  Distribution  Date,  the lesser  of:  (i) the  remaining  Principal  Distribution  Amount  for  that
                                    Distribution   Date   after   distribution   of  the   Class  A   Principal
                                    Distribution  Amount, the Class M-1 Principal  Distribution  Amount,  Class
                                    M-2  Principal   Distribution  Amount,  Class  M-3  Principal  Distribution
                                    Amount  and the  Class  M-4  Principal  Distribution  Amount;  and (ii) the
                                    excess of (a) the sum of (1) the aggregate  certificate  principal  balance
                                    of  the  Class  A,  Class  M-1,   Class  M-2,   Class  M-3  and  Class  M-4
                                    Certificates  (after  taking  into  account  the  payment  of the  Class  A
                                    Principal   Distribution  Amount,  the  Class  M-1  Principal  Distribution
                                    Amount,  Class M-2  Principal  Distribution  Amount,  Class  M-3  Principal
                                    Distribution  Amount and the Class M-4  Principal  Distribution  Amount for
                                    that  Distribution  Date) and (2) the certificate  principal balance of the
                                    Class M-5 Certificates  immediately  prior to that  Distribution  Date over
                                    (b) the lesser of (x) the  product of (1)  [84.80]%  and (2) the  aggregate stated  principal  balance of the  Mortgage  Loans after  giving  effect to distributions  to be made on that  Distribution  Date and (y) the aggregate stated  principal  balance of the  Mortgage  Loans after  giving  effect to
                                    distributions   to  be  made   on  that   Distribution   Date,   less   the
                                    Overcollateralization Floor.

CLASS M-6 PRINCIPAL
DISTRIBUTION AMOUNT:         With respect to any Distribution Date:

(i)     prior to the Stepdown  Date or on or after the Stepdown  Date if a Trigger  Event is in effect for that
                                    Distribution  Date, the remaining  Principal  Distribution  Amount for that
                                    Distribution   Date   after   distribution   of  the   Class  A   Principal
                                    Distribution  Amount,  Class M-1 Principal  Distribution  Amount, Class M-2
                                    Principal  Distribution  Amount,  Class M-3 Principal  Distribution Amount,
                                    Class  M-4   Principal   Distribution   Amount  and  Class  M-5   Principal
                                    Distribution Amount, or
(ii)    on or after the  Stepdown  Date if a Trigger  Event is not in effect for that  Distribution  Date,  the lesser  of:  (i) the  remaining  Principal  Distribution  Amount  for  that
                                    Distribution   Date   after   distribution   of  the   Class  A   Principal
                                    Distribution  Amount, the Class M-1 Principal  Distribution  Amount,  Class
                                    M-2  Principal   Distribution  Amount,  Class  M-3  Principal  Distribution
                                    Amount,  the  Class M-4  Principal  Distribution  Amount  and the Class M-5
                                    Principal  Distribution  Amount;  and (ii) the excess of (a) the sum of (1)
                                    the  aggregate  certificate  principal  balance  of the Class A, Class M-1,
                                    Class M-2,  Class M-3, Class M-4 and Class M-5  Certificates  (after taking into  account  the payment of the Class A  Principal  Distribution  Amount,
                                    the  Class  M-1  Principal   Distribution   Amount,   Class  M-2  Principal
                                    Distribution  Amount,  Class M-3 Principal  Distribution  Amount, Class M-4
                                    Principal  Distribution  Amount  and the Class M-5  Principal  Distribution
                                    Amount  for  that  Distribution  Date)  and (2) the  certificate  principal
                                    balance  of  the  Class  M-6   Certificates   immediately   prior  to  that
                                    Distribution  Date over (b) the lesser of (x) the  product of (1)  [87.70]%
                                    and (2) the  aggregate  stated  principal  balance  of the  Mortgage  Loans after giving effect to distributions to be made on that  Distribution  Date and (y) the  aggregate  stated  principal  balance  of the  Mortgage  Loans after  giving  effect  to  distributions  to be made  on that  Distribution
                                    Date, less the Overcollateralization Floor.

CLASS M-7 PRINCIPAL
DISTRIBUTION AMOUNT:         With respect to any Distribution Date:

(i)     prior to the Stepdown  Date or on or after the Stepdown  Date if a Trigger  Event is in effect for that
                                    Distribution  Date, the remaining  Principal  Distribution  Amount for that
                                    Distribution   Date   after   distribution   of  the   Class  A   Principal
                                    Distribution  Amount,  Class M-1 Principal  Distribution  Amount, Class M-2
                                    Principal  Distribution  Amount,  Class M-3 Principal  Distribution Amount,
                                    Class M-4 Principal  Distribution Amount, Class M-5 Principal  Distribution
                                    Amount and Class M-6 Principal Distribution Amount, or
(ii)    on or after the  Stepdown  Date if a Trigger  Event is not in effect for that  Distribution  Date,  the lesser  of:  (i) the  remaining  Principal  Distribution  Amount  for  that
                                    Distribution   Date   after   distribution   of  the   Class  A   Principal
                                    Distribution  Amount, the Class M-1 Principal  Distribution  Amount,  Class
                                    M-2  Principal   Distribution  Amount,  Class  M-3  Principal  Distribution
                                    Amount,  the  Class  M-4  Principal  Distribution  Amount,  the  Class  M-5
                                    Principal  Distribution  Amount  and the Class M-6  Principal  Distribution
                                    Amount;  and  (ii)  the  excess  of  (a)  the  sum  of  (1)  the  aggregate certificate  principal  balance of the Class A, Class M-1, Class M-2, Class
                                    M-3,  Class M-4,  Class M-5 and Class M-6  Certificates  (after taking into account  the  payment of the Class A  Principal  Distribution  Amount,  the
                                    Class M-1 Principal  Distribution Amount, Class M-2 Principal  Distribution
                                    Amount,  Class M-3  Principal  Distribution  Amount,  Class  M-4  Principal
                                    Distribution  Amount, the Class M-5 Principal  Distribution  Amount and the
                                    Class M-6 Principal  Distribution  Amount for that  Distribution  Date) and
                                    (2)  the  certificate  principal  balance  of the  Class  M-7  Certificates immediately  prior to that  Distribution  Date  over (b) the  lesser of (x)
                                    the  product  of (1)  [90.60]%  and  (2)  the  aggregate  stated  principal balance of the Mortgage  Loans after giving effect to  distributions  to be made on that  Distribution  Date  and (y) the  aggregate  stated  principal balance of the Mortgage  Loans after giving effect to  distributions  to be made on that Distribution Date, less the Overcollateralization Floor.

CLASS M-8 PRINCIPAL
DISTRIBUTION AMOUNT:         With respect to any Distribution Date:

(i)     prior to the Stepdown  Date or on or after the Stepdown  Date if a Trigger  Event is in effect for that
                                    Distribution  Date, the remaining  Principal  Distribution  Amount for that
                                    Distribution   Date   after   distribution   of  the   Class  A   Principal
                                    Distribution  Amount,  Class M-1 Principal  Distribution  Amount, Class M-2
                                    Principal  Distribution  Amount,  Class M-3 Principal  Distribution Amount,
                                    Class M-4 Principal  Distribution Amount, Class M-5 Principal  Distribution
                                    Amount,  Class M-6  Principal  Distribution  Amount and Class M-7 Principal
                                    Distribution Amount, or
(ii)    on or after the  Stepdown  Date if a Trigger  Event is not in effect for that  Distribution  Date,  the lesser  of:  (i) the  remaining  Principal  Distribution  Amount  for  that
                                    Distribution   Date   after   distribution   of  the   Class  A   Principal
                                    Distribution  Amount, the Class M-1 Principal  Distribution  Amount,  Class
                                    M-2  Principal   Distribution  Amount,  Class  M-3  Principal  Distribution
                                    Amount,  the  Class  M-4  Principal  Distribution  Amount,  the  Class  M-5
                                    Principal   Distribution  Amount,  the  Class  M-6  Principal  Distribution
                                    Amount and Class M-7  Principal  Distribution  Amount;  and (ii) the excess of (a) the sum of (1) the aggregate  certificate  principal  balance of the
                                    Class A, Class M-1,  Class M-2,  Class M-3, Class M-4, Class M-5, Class M-6
                                    and Class M-7  Certificates  (after  taking into account the payment of the
                                    Class  A   Principal   Distribution   Amount,   the  Class  M-1   Principal
                                    Distribution  Amount,  Class M-2 Principal  Distribution  Amount, Class M-3
                                    Principal  Distribution  Amount,  Class M-4 Principal  Distribution Amount,
                                    the  Class  M-5  Principal   Distribution   Amount,   Class  M-6  Principal
                                    Distribution  Amount and the Class M-7  Principal  Distribution  Amount for
                                    that  Distribution  Date) and (2) the certificate  principal balance of the
                                    Class M-8 Certificates  immediately  prior to that  Distribution  Date over
                                    (b) the lesser of (x) the  product of (1)  [92.80]%  and (2) the  aggregate stated  principal  balance of the  Mortgage  Loans after  giving  effect to distributions  to be made on that  Distribution  Date and (y) the aggregate stated  principal  balance of the  Mortgage  Loans after  giving  effect to
                                    distributions   to  be  made   on  that   Distribution   Date,   less   the
                                    Overcollateralization Floor.

CLASS M-9 PRINCIPAL
DISTRIBUTION AMOUNT:         With respect to any Distribution Date:

(i)     prior to the Stepdown  Date or on or after the Stepdown  Date if a Trigger  Event is in effect for that
                                    Distribution  Date, the remaining  Principal  Distribution  Amount for that
                                    Distribution   Date   after   distribution   of  the   Class  A   Principal
                                    Distribution  Amount,  Class M-1 Principal  Distribution  Amount, Class M-2
                                    Principal  Distribution  Amount,  Class M-3 Principal  Distribution Amount,
                                    Class M-4 Principal  Distribution Amount, Class M-5 Principal  Distribution
                                    Amount,  Class M-6  Principal  Distribution  Amount,  Class  M-7  Principal
                                    Distribution Amount and Class M-8 Principal Distribution Amount, or
(ii)    on or after the  Stepdown  Date if a Trigger  Event is not in effect for that  Distribution  Date,  the lesser  of:  (i) the  remaining  Principal  Distribution  Amount  for  that
                                    Distribution   Date   after   distribution   of  the   Class  A   Principal
                                    Distribution  Amount, the Class M-1 Principal  Distribution  Amount,  Class
                                    M-2  Principal   Distribution  Amount,  Class  M-3  Principal  Distribution
                                    Amount,  the  Class  M-4  Principal  Distribution  Amount,  the  Class  M-5
                                    Principal   Distribution  Amount,  the  Class  M-6  Principal  Distribution
                                    Amount,  Class M-7  Principal  Distribution  Amount and Class M-8 Principal
                                    Distribution  Amount;  and  (ii)  the  excess  of (a)  the  sum of (1)  the aggregate  certificate  principal  balance of the Class A, Class M-1, Class
                                    M-2,  Class M-3,  Class M-4,  Class M-5, Class M-6, Class M-7 and Class M-8
                                    Certificates  (after  taking  into  account  the  payment  of the  Class  A
                                    Principal   Distribution  Amount,  the  Class  M-1  Principal  Distribution
                                    Amount,  Class M-2  Principal  Distribution  Amount,  Class  M-3  Principal
                                    Distribution  Amount,  Class M-4 Principal  Distribution  Amount, the Class
                                    M-5  Principal   Distribution  Amount,  Class  M-6  Principal  Distribution
                                    Amount,  Class  M-7  Principal   Distribution  Amount  and  the  Class  M-8
                                    Principal  Distribution  Amount  for that  Distribution  Date)  and (2) the certificate  principal  balance of the Class M-9  Certificates  immediately prior to that  Distribution  Date over (b) the lesser of (x) the product of
                                    (1)  [94.60]%  and  (2)  the  aggregate  stated  principal  balance  of the
                                    Mortgage  Loans after  giving  effect to  distributions  to be made on that
                                    Distribution  Date and (y) the aggregate  stated  principal  balance of the
                                    Mortgage  Loans after  giving  effect to  distributions  to be made on that
                                    Distribution Date, less the Overcollateralization Floor.

CLASS M-10 PRINCIPAL
DISTRIBUTION AMOUNT:         With respect to any Distribution Date:

(i)     prior to the Stepdown  Date or on or after the Stepdown  Date if a Trigger  Event is in effect for that
                                    Distribution  Date, the remaining  Principal  Distribution  Amount for that
                                    Distribution   Date   after   distribution   of  the   Class  A   Principal
                                    Distribution  Amount,  Class M-1 Principal  Distribution  Amount, Class M-2
                                    Principal  Distribution  Amount,  Class M-3 Principal  Distribution Amount,
                                    Class M-4 Principal  Distribution Amount, Class M-5 Principal  Distribution
                                    Amount,  Class M-6  Principal  Distribution  Amount,  Class  M-7  Principal
                                    Distribution  Amount,  Class M-8  Principal  Distribution  Amount and Class
                                    M-9 Principal Distribution Amount, or
(ii)    on or after the  Stepdown  Date if a Trigger  Event is not in effect for that  Distribution  Date,  the lesser  of:  (i) the  remaining  Principal  Distribution  Amount  for  that
                                    Distribution   Date   after   distribution   of  the   Class  A   Principal
                                    Distribution  Amount, the Class M-1 Principal  Distribution  Amount,  Class
                                    M-2  Principal   Distribution  Amount,  Class  M-3  Principal  Distribution
                                    Amount,  the  Class  M-4  Principal  Distribution  Amount,  the  Class  M-5
                                    Principal   Distribution  Amount,  the  Class  M-6  Principal  Distribution
                                    Amount,  Class M-7  Principal  Distribution  Amount,  Class  M-8  Principal
                                    Distribution Amount and Class M-9 Principal  Distribution  Amount; and (ii)
                                    the  excess  of (a)  the  sum of (1) the  aggregate  certificate  principal balance of the Class A, Class M-1,  Class M-2,  Class M-3, Class M-4, Class
                                    M-5,  Class M-6,  Class M-7,  Class M-8 and Class M-9  Certificates  (after taking  into  account  the  payment of the Class A  Principal  Distribution
                                    Amount, the Class M-1 Principal  Distribution  Amount,  Class M-2 Principal
                                    Distribution  Amount,  Class M-3 Principal  Distribution  Amount, Class M-4
                                    Principal   Distribution  Amount,  the  Class  M-5  Principal  Distribution
                                    Amount,  Class M-6  Principal  Distribution  Amount,  Class  M-7  Principal
                                    Distribution  Amount,  Class  M-8  Principal  Distribution  Amount  and the
                                    Class M-9 Principal  Distribution  Amount for that  Distribution  Date) and
                                    (2) the  certificate  principal  balance  of the  Class  M-10  Certificates immediately  prior to that  Distribution  Date  over (b) the  lesser of (x)
                                    the  product  of (1)  [96.60]%  and  (2)  the  aggregate  stated  principal balance of the Mortgage  Loans after giving effect to  distributions  to be made on that  Distribution  Date  and (y) the  aggregate  stated  principal balance of the Mortgage  Loans after giving effect to  distributions  to be made on that Distribution Date, less the Overcollateralization Floor.

INTEREST DISTRIBUTIONS:                     On each  Distribution  Date,  accrued  and  unpaid  interest  (less prepayment interest
                                    shortfalls   not   covered  by   compensating   interest   and  Relief  Act
                                    Shortfalls)   will  be  paid  to  the  holders  of  Class  A  and  Class  M
                                    Certificates  to the extent of the  available  distribution  amount  (after payment of the master  servicing and  sub-servicing  fees) in the following order of priority:

(i)     To the Class A Certificates, pro rata;
(ii)    To the Class M-1 Certificates;
(iii)   To the Class M-2 Certificates;
(iv)    To the Class M-3 Certificates;
(v)     To the Class M-4 Certificates;
(vi)    To the Class M-5 Certificates;
(vii)   To the Class M-6 Certificates;
(viii)  To the Class M-7 Certificates;
(ix)    To the Class M-8 Certificates;
(x)     To the Class M-9 Certificates; and
(xi)    To the Class M-10 Certificates.

EXCESS CASHFLOW
DISTRIBUTIONS:               On each  Distribution  Date,  the Excess  Cashflow will be  distributed  among the
                             Certificates in the following order of priority:

(i)     As part of the Principal  Distribution Amount to pay to holders of the class or classes of certificates then entitled to receive  distributions in respect of principal (as
                                            described   above),   the  principal  portion  of  realized  losses
                                            previously  allocated to reduce the certificate  principal  balance
                                            of  any   Class  A  and   Class  M   Certificates   and   remaining
                                            unreimbursed, but only to the extent of subsequent recoveries;
(ii)    As  part of the  Principal  Distribution  Amount,  to pay to the  holders  of the  Class A and  Class M
                                            Certificates in reduction of their certificate  principal balances, the principal  portion of realized  losses incurred on the Mortgage
                                            Loans for the preceding calendar month;
(iii)   As part of the Principal  Distribution Amount to pay any  Overcollateralization  Increase Amount to the
                                            class  or  classes  of   certificates   then  entitled  to  receive
                                            distributions in respect of principal;
(iv)    To pay the holders of the Class A and Class M  Certificates,  pro rata,  based on  Prepayment  Interest
                                            Shortfalls   allocated  thereto,   the  amount  of  any  Prepayment
                                            Interest  Shortfalls  allocated thereto for that Distribution Date,
                                            to  the  extent   not   covered  by   Eligible   Master   Servicing
                                            Compensation on that Distribution Date;
(v)     To pay the  holders  of the Class A and Class M  Certificates,  pro  rata,  based on unpaid  Prepayment
                                            Interest Shortfalls  previously  allocated thereto,  any Prepayment
                                            Interest Shortfalls  remaining unpaid from prior Distribution Dates together with interest thereon;
(vi)    To the holders of the Class A Certificates,  pro rata, then to the holders of the Class M Certificates, in order of priority,  any Basis Risk Shortfalls  allocated thereto that remains unpaid as of the Distribution Date;
(vii)   To pay the holders of the Class A and Class M  Certificates,  pro rata,  based on Relief Act Shortfalls allocated  thereto  on that  Distribution  Date,  the amount of any
                                            Relief Act Shortfalls occurring in the current Accrual Period;
(viii)  To pay  the  holders  of the  Class A  Certificates,  pro  rata,  then to the  holders  of the  Class M
                                            Certificates,  in order of priority,  the principal  portion of any
                                            realized   losses   previously   allocated   thereto   that  remain
                                            unreimbursed; and
(ix)    To pay the holders of the non-offered  Certificates any balance  remaining in accordance with the terms of the pooling and servicing agreement.

                                           YIELD MAINTENANCE AGREEMENT
  On the  Closing  Date,  the  Trustee  will  enter  into a  Yield  Maintenance  Agreement  with  [TBD]  (the
   "Counterparty")  for the  benefit  of the Class A and Class M  Certificates.  On each  Distribution  Date, payments  under the Yield  Maintenance  Agreement  will be made based on an amount  equal to the lesser of
   (a) the  notional  amount  set forth in the  table  below and (b) the  outstanding  aggregate  certificate principal  of the Class A and Class M  Certificates  immediately  preceding  that  Distribution  Date.  In exchange  for a fixed  payment on the Closing  Date,  the  Counterparty  will be obligated to make monthly payments to the Trustee  when  one-month  LIBOR  exceeds  the strike  rate of [5.00]%  beginning  with the
   Distribution  Date in [May] 2006. The Yield  Maintenance  Agreement will terminate after the  Distribution
   Date in [April 2011].

   ---------------------------------------------------------------------------------------------------

    PERIOD  DISTRIBUTION DATE   NOTIONAL BALANCE       PERIOD  DISTRIBUTION DATE   NOTIONAL BALANCE
   ---------------------------------------------------------------------------------------------------
   ---------------------------------------------------------------------------------------------------
      1            05/25/2006    368,625,000.00          31           11/25/2008    130,494,055.00
      2            06/25/2006    364,287,176.00          32           12/25/2008    125,420,658.90
      3            07/25/2006    358,994,614.30          33           01/25/2009    120,536,133.30
      4            08/25/2006    352,756,074.30          34           02/25/2009    115,833,416.50
      5            09/25/2006    345,587,816.50          35           03/25/2009    111,306,389.20
      6            10/25/2006    337,514,097.30          36           04/25/2009    106,949,582.00
      7            11/25/2006    328,568,464.80          37           05/25/2009    102,758,587.90
      8            12/25/2006    318,788,721.40          38           06/25/2009    98,723,253.53
      9            01/25/2007    308,268,157.80          39           07/25/2009    94,837,771.57
      10           02/25/2007    297,088,654.80          40           08/25/2009    91,096,552.58
      11           03/25/2007    285,770,131.20          41           09/25/2009    87,494,315.08
      12           04/25/2007    274,872,227.20          42           10/25/2009    84,025,792.09
      13           05/25/2007    264,382,519.90          43           11/25/2009    80,685,983.77
      14           06/25/2007    254,285,659.80          44           12/25/2009    77,470,089.15
      15           07/25/2007    244,566,876.50          45           01/25/2010    74,373,490.25
      16           08/25/2007    235,211,957.00          46           02/25/2010    71,391,741.89
      17           09/25/2007    226,207,224.60          47           03/25/2010    68,520,566.00
      18           10/25/2007    217,539,518.30          48           04/25/2010    65,755,843.05
      19           11/25/2007    209,196,173.90          49           05/25/2010    63,093,608.45
      20           12/25/2007    201,165,004.50          50           06/25/2010    60,530,045.87
      21           01/25/2008    193,434,282.70          51           07/25/2010    58,061,481.71
      22           02/25/2008    185,993,099.00          52           08/25/2010    55,684,379.78
      23           03/25/2008    178,843,026.20          53           09/25/2010    53,395,336.07
      24           04/25/2008    171,964,859.80          54           10/25/2010    51,191,073.85
      25           05/25/2008    165,343,210.40          55           11/25/2010    49,068,438.82
      26           06/25/2008    158,968,470.80          56           12/25/2010    47,024,394.59
      27           07/25/2008    152,831,395.20          57           01/25/2011    45,055,997.21
      28           08/25/2008    146,923,085.20          58            2/25/2011    43,160,017.66
      29           09/25/2008    141,237,180.00          59            3/25/2011    41,332,001.13
      30           10/25/2008    135,763,659.10          60            4/25/2011    39,571,349.91

                                            CONTACT INFORMATION

---------------------------------------------------------------------------------------------------

NAME:                               TELEPHONE:             E-MAIL:
Matthew Perkins                     (212) 272-7977         mperkins@bear.com
Senior Managing Director
Josephine Musso                     (212) 272-6033         jmusso@bear.com
Managing Director
Lisa Marks                          (212) 272-6024         lmarks@bear.com
Managing Director
Thomas Durkin                       (212) 272-5451         tdurkin@bear.com
Associate Director
Nick Smith                          (212) 272-1241         nsmith@bear.com
Vice President
G. Scott Tabor                      (212) 272-5925         gtabor@bear.com
Collateral Analyst
----------------------------------- ---------------------- ----------------------------------------

NAME:                               TELEPHONE:              E-MAIL:
Jeffrey Verschleiser                (212) 272-5451          jverschleiser@bear.com
Senior Managing Director
Scott Eichel                        (212) 272-5451          seichel@bear.com
Senior Managing Director
Carol Fuller                        (212) 272-4955          cfuller@bear.com
Senior Managing Director
Angela Ward                         (212) 272-4955          adward@bear.com
Associate Director
----------------------------------- ----------------------- ----------------------------------------

NAME:                               TELEPHONE:             E-MAIL:
MOODY'S
Odile Grisard Boucher               (212) 553-1382         Odile.GrisardBoucher@moodys.com

Denise Chui                         (212) 553-1022         HarWai.Chui@moodys.com

STANDARD AND POOR'S
David Glehan                        (212) 438-7324         David_Glehan@sandp.com

----------------------------------- ---------------------- -----------------------------------------

BEAR STEARNS[GRAPHIC OMITTED]
BEAR, STEARNS & CO. INC.
ATLANTA o BOSTON o CHICAGO

ASSET-BACKED SECURITIES GROUP
DALLAS o LOS ANGELES o NEW YORK o SAN FRANCISCO
383 Madison Avenue
FRANKFURT o GENEVA o HONG KONG

New York, N.Y. 10179
LONDON o PARIS o TOKYO
(212) 272-2000

------------------------------------------------------------------------------------------------------------

                                GMAC RFC [GRAPHIC OMITTED][GRAPHIC OMITTED]

-----------------------------------------------------------------------------------------------------
FREE WRITING PROSPECTUS- COMPUTATIONAL MATERIALS
PART II OF II

$[368,625,000] (APPROXIMATE)

MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RZ2

RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
DEPOSITOR

RAMP SERIES 2006-RZ2 TRUST
ISSUING ENTITY

RESIDENTIAL FUNDING CORPORATION
MASTER SERVICER AND SPONSOR

APRIL 20, 2006

STATEMENT REGARDING FREE WRITING PROSPECTUS

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT (FILE NO.  333-131211)  (INCLUDING A PROSPECTUS)  WITH THE
SECURITIES  AND  EXCHANGE  COMMISSION  (THE SEC) FOR THE  OFFERING  TO WHICH  THIS FREE  WRITING  PROSPECTUS
RELATES.  BEFORE YOU  INVEST,  YOU SHOULD  READ THE  PROSPECTUS  IN THAT  REGISTRATION  STATEMENT  AND OTHER
DOCUMENTS THE DEPOSITOR  HAS FILED WITH THE SEC FOR MORE  COMPLETE  INFORMATION  ABOUT THE DEPOSITOR AND THE
OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO CHARGE BY VISITING  EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.
ALTERNATIVELY,  THE DEPOSITOR,  ANY UNDERWRITER OR ANY DEALER  PARTICIPATING IN THE OFFERING WILL ARRANGE TO
SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL FREE 1-866-803-9204.

This free writing  prospectus does not contain all  information  that is required to be included in the base prospectus and the prospectus supplement.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The  Information  in this  free  writing  prospectus,  if  conveyed  prior to the  time of your  contractual commitment  to  purchase  any of the  securities,  supersedes  information  contained  in any prior  similar materials relating to these securities.

This free writing  prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing  prospectus  is being  delivered to you solely to provide you with  information  about the offering of the securities  referred to in this free writing  prospectus and to solicit an offer to purchase the  securities,  when,  as and if issued.  Any such offer to purchase  made by you will not be accepted and will not  constitute  a  contractual  commitment  by you to purchase  any of the  securities,  until we have accepted your offer to purchase securities.

The  securities  referred to in this free  writing  prospectus  are being sold when,  as and if issued.  The issuer is not obligated to issue such securities or any similar  security and our obligation to deliver such securities is subject to the terms and  conditions  of our  underwriting  agreement  with the issuer and the availability  of such  securities  when,  as and if issued by the issuer.  You are advised that the terms of the  securities,  and the  characteristics  of the mortgage loan pool backing them,  may change (due,  among other  things,  to the  possibility  that  mortgage  loans that  comprise the pool may become  delinquent or defaulted or may be removed or replaced and that  similar or  different  mortgage  loans may be added to the pool, and that one or more classes of securities may be split,  combined or  eliminated),  at any time prior to issuance or  availability of a final  prospectus.  You are advised that securities may not be issued that have the characteristics  described in this free writing prospectus.  Our obligation to sell such securities to you is  conditioned  on the mortgage loans and  securities  having the  characteristics  described in the preliminary  prospectus.  If for any reason we do not deliver  such  securities,  we will  notify  you,  and neither the issuer nor any underwriter  will have any obligation to you to deliver all or any portion of the securities  which you have committed to purchase,  and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any  legends,  disclaimers  or other  notices  that may appear  with this  communication  to which this free writing prospectus is attached relating to:

(1) these materials not constituting an offer (or a solicitation of an offer),
(2) no representation that these materials are accurate or complete and may not be updated, or
(3) these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The  information  contained in the attached  materials  (the  "Information")  may include  various  forms of performance  analysis,  security  characteristics  and  securities  pricing  estimates  for  the  securities described therein.  Should you receive Information that refers to the "Statement  Regarding  Assumptions and
Other  Information",  please refer to this statement  instead.  The Information is  illustrative  and is not intended to predict actual results which may differ  substantially  from those reflected in the Information.
Performance  analysis is based on certain assumptions with respect to significant factors that may prove not to be as  assumed.  Performance  results  are based on  mathematical  models  that use  inputs to  calculate results.  As with all models,  results may vary significantly  depending upon the value given to the inputs.
Inputs to these  models  include but are not limited to:  prepayment  expectations  (econometric  prepayment models,  single  expected  lifetime  prepayments  or  a  vector  of  periodic  prepayments),  interest  rate assumptions (parallel and nonparallel changes for different maturity  instruments),  collateral  assumptions
(actual  pool level data,  aggregated  pool level data,  reported  factors or imputed  factors),  volatility assumptions  (historically  observed or implied current) and reported  information  (paydown  factors,  rate resets,  remittance  reports and trustee  statements).  Models used in any analysis may be proprietary,  the
results  therefore,   may  be  difficult  for  any  third  party  to  reproduce.   Contact  your  registered
representative for detailed explanations of any modeling techniques employed in the Information.

The  Information  may not reflect the impact of all structural  characteristics  of the security,  including call events and cash flow priorities at all prepayment  speeds and/or  interest  rates.  You should consider whether the behavior of these securities  should be tested using  assumptions  different from those included in the Information.  The assumptions underlying the Information,  including structure and collateral, may be modified from time to time to reflect changed facts and circumstances.  Offering Documents contain data that is current as of their  publication  dates and after  publication  may no longer be  accurate,  complete  or current.  Contact your registered  representative for Offering Documents,  current Information or additional materials,  including other models for performance analysis,  which are likely to produce different results, and any further explanation regarding the Information.
Any pricing  estimates  Bear  Stearns has  supplied at your  request  (a)  represent  our view,  at the time determined,  of the  investment  value of the  securities  between the estimated  bid and offer levels,  the spread between which may be significant  due to market  volatility or  illiquidity,  (b) do not constitute a bid by Bear  Stearns  or any other  person  for any  security,  (c) may not  constitute  prices at which the securities  could have been  purchased  or sold in any market at any time,  (d) have not been  confirmed  by actual  trades,  may vary from the value Bear Stearns  assigns or may be assigned to any such security while in its  inventory,  and may not take into account the size of a position you have in the  security,  and (e)
may have been derived from matrix pricing that uses data relating to other  securities whose prices are more readily  ascertainable  to produce a  hypothetical  price based on the estimated  yield spread  relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

                                            NET WAC CAP SCHEDULE

-------------- -------------- -------------- ------------- -------------- -------------

      1           11.60          11.60           43            9.77          11.13
      2            7.48           7.48           44           10.10          11.50
      3            7.73           7.73           45            9.77          11.14
      4            7.48           7.48           46            9.77          11.19
      5            7.48           7.48           47           10.81          12.60
      6            7.73           7.73           48            9.76          11.63
      7            7.48           7.48           49           10.08          12.01
      8            7.73           7.73           50            9.76          11.62
      9            7.48           7.48           51           10.08          12.00
     10            7.48           7.48           52            9.75          11.62
     11            8.29           8.29           53            9.75          11.62
     12            7.48           7.48           54           10.07          12.00
     13            7.73           7.73           55            9.74          11.61
     14            7.48           7.48           56           10.07          12.00
     15            7.73           7.73           57            9.74          11.61
     16            7.48           7.48           58            9.75          11.66
     17            7.48           7.48           59           10.79          13.04
     18            7.73           7.73           60            9.75          12.02
     19            7.48           7.48           61           10.08          12.42
     20            7.73           7.73           62            9.75          12.01
     21            7.50           7.51           63           10.07          12.41
     22            8.47           8.47           64            9.74          12.00
     23            9.52           9.53           65            9.74          12.00
     24            8.90           8.92           66           10.06          12.39
     25            9.20           9.22           67            9.73          11.99
     26            8.90           8.92           68           10.06          12.38
     27            9.20           9.21           69            9.73          11.97
     28            9.20           9.32           70            9.73          11.97
     29            9.32           9.49           71           10.39          12.79
     30            9.64           9.81           72            9.72          11.96
     31            9.33           9.50           73           10.04          12.35
     32            9.63           9.81           74            9.71          11.95
     33            9.33           9.52           75           10.04          12.34
     34            9.42           9.97           76            9.71          11.94
     35                                          77
                  10.56          11.45          7878           9.71          11.93
     36            9.77          10.60           78           10.03          12.32
     37           10.09          10.95           79            9.70          11.92
     38            9.77          10.59           80           10.02          12.31
     39           10.09          10.94           81            9.69          11.91
     40            9.78          11.00           82            9.69          11.90
     41            9.78          11.14           83           10.73          13.17
     42           10.10          11.51           84            9.68          11.89
---------------------------------------------------------------------------------------

(1)   Assumes 1-month LIBOR remains  constant at [5.000]%,  6-month LIBOR remains  constant at [5.280]%
      and 1-year  LIBOR  remains  constant at [5.360]%  and run at the Pricing  Speed to call.  Assumes payments are received from the related Yield Maintenance Agreement.

(2)   Assumes 1-month LIBOR, 6-month LIBOR and 1-year LIBOR instantaneously  increase to a level beyond the highest  maximum  obtainable rate on the mortgage loans and run at the Pricing Speed to call.
      Assumes payments are received from the related Yield Maintenance Agreement.

                                CLASS A SENSITIVITY TABLE (TO CALL)(1)

----------------------------- ----------- ----------- ----------- ----------- ----------- -----------

            A-1
        WAL (YEARS)             15.59        1.83        1.28        1.00        0.83        0.71
        MOD DURATION            10.06        1.68        1.20        0.95        0.79        0.68
  PRINCIPAL WINDOW (MONTH)     1 - 276      1 - 45      1 - 31      1 - 23      1 - 19      1 - 16
      PRINCIPAL MONTHS           276          45          31          23          19          16
----------------------------- ----------- ----------- ----------- ----------- ----------- -----------
            A-2
        WAL (YEARS)             25.87        6.28        4.19        3.00        2.14        1.77
        MOD DURATION            13.80        5.15        3.64        2.69        1.97        1.64
  PRINCIPAL WINDOW (MONTH)    276 - 345    45 - 126    31 - 84     23 - 62     19 - 35     16 - 29
      PRINCIPAL MONTHS            70          82          54          40          17          14
----------------------------- ----------- ----------- ----------- ----------- ----------- -----------
            A-3
        WAL (YEARS)             29.48       13.16        8.79        6.45        4.84        2.89
        MOD DURATION            14.48        9.20        6.83        5.32        4.15        2.60
  PRINCIPAL WINDOW (MONTH)    345 - 357   126 - 169    84 - 113    62 - 83     35 - 65     29 - 52
      PRINCIPAL MONTHS            13          44          30          22          31          24
----------------------------- ----------- ----------- ----------- ----------- ----------- -----------

                              CLASS A SENSITIVITY TABLE (TO MATURITY)(1)

----------------------------- ----------- ----------- ----------- ----------- ----------- -----------

            A-1
        WAL (YEARS)             15.59        1.83        1.28        1.00        0.83        0.71
        MOD DURATION            10.06        1.68        1.20        0.95        0.79        0.68
  PRINCIPAL WINDOW (MONTH)     1 - 276      1 - 45      1 - 31      1 - 23      1 - 19      1 - 16
      PRINCIPAL MONTHS           276          45          31          23          19          16
----------------------------- ----------- ----------- ----------- ----------- ----------- -----------
            A-2
        WAL (YEARS)             25.87        6.28        4.19        3.00        2.14        1.77
        MOD DURATION            13.80        5.15        3.64        2.69        1.97        1.64
  PRINCIPAL WINDOW (MONTH)    276 - 345    45 - 126    31 - 84     23 - 62     19 - 35     16 - 29
      PRINCIPAL MONTHS            70          82          54          40          17          14
----------------------------- ----------- ----------- ----------- ----------- ----------- -----------
            A-3
        WAL (YEARS)             29.52       15.64       10.71        7.90        5.94        3.40
        MOD DURATION            14.48       10.16        7.81        6.19        4.88        2.96
  PRINCIPAL WINDOW (MONTH)    345 - 358   126 - 323    84 - 246    62 - 186    35 - 145    29 - 116
      PRINCIPAL MONTHS            14         198         163         125         111          88
----------------------------- ----------- ----------- ----------- ----------- ----------- -----------

(1)   Assumes 1-month LIBOR remains  constant at [5.000]%,  6-month LIBOR remains  constant at [5.280]%
      and 1-year  LIBOR  remains  constant at [5.360]%  and run at the Pricing  Speed to call.  Assumes payments are  received  from the related  Yield  Maintenance  Agreement  and price of par for all certificates.

                                   CLASS M SENSITIVITY TABLE (TO CALL)(1)

----------------------------- ----------- ----------- ----------- ----------- ----------- -----------

            M-1
        WAL (YEARS)             27.71        9.32        6.22        4.81        4.48        4.31
        MOD DURATION            13.98        6.96        5.06        4.10        3.87        3.75
  PRINCIPAL WINDOW (MONTH)    292 - 357    55 - 169    37 - 113    42 - 83     47 - 65     52 - 52
      PRINCIPAL MONTHS            66         115          77          42          19          1
----------------------------- ----------- ----------- ----------- ----------- ----------- -----------
            M-2
        WAL (YEARS)             27.71        9.32        6.22        4.76        4.25        4.28
        MOD DURATION            13.96        6.96        5.05        4.05        3.69        3.73
  PRINCIPAL WINDOW (MONTH)    292 - 357    55 - 169    37 - 113    40 - 83     44 - 65     50 - 52
      PRINCIPAL MONTHS            66         115          77          44          22          3
----------------------------- ----------- ----------- ----------- ----------- ----------- -----------
            M-3
        WAL (YEARS)             27.71        9.32        6.22        4.74        4.14        4.06
        MOD DURATION            13.93        6.95        5.05        4.03        3.60        3.55
  PRINCIPAL WINDOW (MONTH)     292 -357    55 - 169    37 - 113    39 - 83     42 - 65     47 - 52
      PRINCIPAL MONTHS            66         115          77          45          24          6
----------------------------- ----------- ----------- ----------- ----------- ----------- -----------
            M-4
        WAL (YEARS)             27.71        9.32        6.22        4.72        4.07        3.89
        MOD DURATION            13.84        6.93        5.04        4.01        3.54        3.41
  PRINCIPAL WINDOW (MONTH)    292 - 357    55 - 169    37 - 113    39 - 83     41 - 65     44 - 52
      PRINCIPAL MONTHS            66         115          77          45          25          9
----------------------------- ----------- ----------- ----------- ----------- ----------- -----------
            M-5
        WAL (YEARS)             27.71        9.32        6.22        4.71        4.02        3.77
        MOD DURATION            13.79        6.92        5.03        4.00        3.50        3.31
  PRINCIPAL WINDOW (MONTH)    292 - 357    55 - 169    37 - 113    38 - 83     40 - 65     42 - 52
      PRINCIPAL MONTHS            66         115          77          46          26          11
----------------------------- ----------- ----------- ----------- ----------- ----------- -----------
            M-6
        WAL (YEARS)             27.71        9.32        6.22        4.70        3.99        3.67
        MOD DURATION            13.67        6.89        5.02        3.98        3.46        3.23
  PRINCIPAL WINDOW (MONTH)    292 - 357    55 - 169    37 - 113    38 - 83     39 - 65     41 - 52
      PRINCIPAL MONTHS            66         115          77          46          27          12
----------------------------- ----------- ----------- ----------- ----------- ----------- -----------
            M-7
        WAL (YEARS)             27.71        9.32        6.22        4.70        3.95        3.60
        MOD DURATION            12.88        6.70        4.92        3.92        3.39        3.13
  PRINCIPAL WINDOW (MONTH)    292 - 357    55 - 169    37 - 113    38 - 83     39 - 65     40 - 52
      PRINCIPAL MONTHS            66         115          77          46          27          13
----------------------------- ----------- ----------- ----------- ----------- ----------- -----------
            M-8
        WAL (YEARS)             27.71        9.32        6.22        4.68        3.92        3.54
        MOD DURATION            12.68        6.65        4.89        3.89        3.35        3.07
  PRINCIPAL WINDOW (MONTH)    292 - 357    55 - 169    37 - 113    37 - 83     38 - 65     39 - 52
      PRINCIPAL MONTHS            66         115          77          47          28          14
----------------------------- ----------- ----------- ----------- ----------- ----------- -----------
            M-9
        WAL (YEARS)             27.71        9.32        6.22        4.68        3.92        3.50
        MOD DURATION            11.56        6.36        4.73        3.78        3.28        2.99
  PRINCIPAL WINDOW (MONTH)    392 - 357    55 - 169    37 - 113    37 - 83     38 - 65     38 - 52
      PRINCIPAL MONTHS            66         115          77          47          28          15
----------------------------- ----------- ----------- ----------- ----------- ----------- -----------
            M-10
        WAL (YEARS)             27.66        9.13        6.09        4.59        3.81        3.42
        MOD DURATION            11.32        6.23        4.64        3.71        3.19        2.91
  PRINCIPAL WINDOW (MONTH)    292 - 357    55 - 169    37 - 113    37 - 83     37 - 65     38 - 52
      PRINCIPAL MONTHS            66         115          77          47          29          15

----------------------------- ----------- ----------- ----------- ----------- ----------- -----------

(1)   Assumes 1-month LIBOR remains  constant at [5.000]%,  6-month LIBOR remains  constant at [5.280]%
      and 1-year  LIBOR  remains  constant at [5.360]%  and run at the Pricing  Speed to call.  Assumes payments are  received  from the related  Yield  Maintenance  Agreement  and price of par for all certificates.

                                 CLASS M SENSITIVITY TABLE (TO MATURITY)(1)

----------------------------- ----------- ----------- ----------- ----------- ----------- -----------
            M-1
        WAL (YEARS)             27.73       10.19        6.88        5.32        4.86        5.70
        MOD DURATION            13.98        7.30        5.40        4.40        4.13        4.77
  PRINCIPAL WINDOW (MONTH)    292 - 358    55 - 288    37 - 207    42 - 154    47 - 120    58 - 96
      PRINCIPAL MONTHS            67         234         171         113          74          39
----------------------------- ----------- ----------- ----------- ----------- ----------- -----------
            M-2
        WAL (YEARS)             27.73       10.16        6.86        5.25        4.61        4.71
        MOD DURATION            13.96        7.29        5.39        4.35        3.94        4.04
  PRINCIPAL WINDOW (MONTH)    292 - 358    55 - 278    37 - 198    40 - 147    44 - 114    50 - 92
      PRINCIPAL MONTHS            67         224         162         108          71          43
----------------------------- ----------- ----------- ----------- ----------- ----------- -----------
            M-3
        WAL (YEARS)             27.73       10.13        6.83        5.20        4.49        4.34
        MOD DURATION            13.93        7.27        5.37        4.32        3.84        3.76
  PRINCIPAL WINDOW (MONTH)    292 - 358    55 - 267    37 - 188    39 - 140    42 - 108    47 - 87
      PRINCIPAL MONTHS            67         213         152         102          67          41
----------------------------- ----------- ----------- ----------- ----------- ----------- -----------
            M-4
        WAL (YEARS)             27.73       10.10        6.80        5.16        4.40        4.16
        MOD DURATION            13.84        7.24        5.35        4.28        3.77        3.61
  PRINCIPAL WINDOW (MONTH)    292 - 358    55 - 259    37 - 181    39 - 134    41 - 104    44 - 84
      PRINCIPAL MONTHS            67         205         145          96          64          41
----------------------------- ----------- ----------- ----------- ----------- ----------- -----------
            M-5
        WAL (YEARS)             27.73       10.05        6.77        5.12        4.33        4.02
        MOD DURATION            13.80        7.21        5.32        4.26        3.71        3.50
  PRINCIPAL WINDOW (MONTH)    292 - 358    55 - 250    37 - 174    38 - 129    40 - 100    42 - 80
      PRINCIPAL MONTHS            67         196         138          92          61          39
----------------------------- ----------- ----------- ----------- ----------- ----------- -----------
            M-6
        WAL (YEARS)             27.73        9.99        6.72        5.07        4.27        3.90
        MOD DURATION            13.67        7.16        5.28        4.21        3.66        3.40
  PRINCIPAL WINDOW (MONTH)    292 - 358    55 - 239    37 - 165    38 - 122     39 -95     41 - 76
      PRINCIPAL MONTHS            67         185         129          85          57          36
----------------------------- ----------- ----------- ----------- ----------- ----------- -----------
            M-7
        WAL (YEARS)             27.73        9.89        6.64        5.01        4.19        3.79
        MOD DURATION            12.89        6.92        5.13        4.11        3.55        3.27
  PRINCIPAL WINDOW (MONTH)    292 - 358    55 - 226    37 - 155    38 -115     39 - 89     40 - 71
      PRINCIPAL MONTHS            67         172         119          78          51          32
----------------------------- ----------- ----------- ----------- ----------- ----------- -----------
            M-8
        WAL (YEARS)             27.73        9.74        6.53        4.92        4.09        3.68
        MOD DURATION            12.68        6.81        5.05        4.03        3.47        3.18
  PRINCIPAL WINDOW (MONTH)    292 - 358    55 - 210    37 -143     37 - 105    38 - 82     39 - 66
      PRINCIPAL MONTHS            67         156         107          69          45          28
----------------------------- ----------- ----------- ----------- ----------- ----------- -----------
            M-9
        WAL (YEARS)             27.72        9.53        6.38        4.80         4          3.58
        MOD DURATION            11.56        6.44        4.81        3.86        3.33        3.04
  PRINCIPAL WINDOW (MONTH)    292 - 358    55 - 193    37 - 130    37 - 96     38 - 75     38 - 60
      PRINCIPAL MONTHS            67         139          94          60          38          23
----------------------------- ----------- ----------- ----------- ----------- ----------- -----------
            M-10
        WAL (YEARS)             27.66        9.14        6.10        4.60        3.82        3.42
        MOD DURATION            11.32        6.23        4.64        3.71        3.19        2.92
  PRINCIPAL WINDOW (MONTH)    292 - 357    55 -174     37 - 117    37 - 86     37 - 67      38 -54
      PRINCIPAL MONTHS            66         120          81          50          31          17
----------------------------- ----------- ----------- ----------- ----------- ----------- -----------

(1)   Assumes 1-month LIBOR remains  constant at [5.000]%,  6-month LIBOR remains  constant at [5.280]%
      and 1-year  LIBOR  remains  constant at [5.360]%  and run at the Pricing  Speed to call.  Assumes payments are  received  from the related  Yield  Maintenance  Agreement  and price of par for all certificates.

                                               FORWARD CURVES

----------- ----------- ----------- ---------- --------- ----------- ----------- ----------

    1      5.00000000005.28000000005.36000000000043     5.37134557225.46300882835.568202671429
    2      5.05888139125.28846850115.38617958057844     5.37971030475.47198966955.575096046305
    3      5.17123473075.33111739425.39725158290845     5.38845767785.48056502875.581030730549
    4      5.23710898045.35169535165.39682867049146     5.39752736045.48898444725.586302131728
    5      5.27442603335.35794120565.38928503415447     5.40666598865.49676706875.590593700716
    6      5.29452957065.35362668825.37758253240748     5.41457591445.50305418505.593580209643
    7      5.30380546555.34168608765.36386289805349     5.42287054065.50890514175.596001462625
    8      5.30265905455.32387360265.34868387079250     5.43026556975.51336233195.597452839240
    9      5.29083861895.30318050965.33409551360951     5.43666972985.51666192505.598293858897
    10     5.27042048215.28086026515.32048653860952     5.44187752225.51855632625.598600804548
    11     5.24557768765.25967743495.30933173327053     5.44575461505.51926665455.598717860359
    12     5.22365986425.24263623925.31615896067854     5.44809172925.51892253665.598974499325
    13     5.20116748645.22689882915.31100386820155     5.44911827785.51777090685.599587881988
    14     5.18049056365.21506465015.30921424593056     5.44897759625.51610937945.600961231044
    15     5.16288644385.20663032735.31040791897257     5.44764877505.51444162955.603231689599
    16     5.14962773545.20219471445.31446085610958     5.44565199825.51311854435.606858558235
    17     5.13956927775.20124822065.32113908303959     5.44337600995.51265267265.611894509286
    18     5.13343168135.20377839665.33028813226360     5.44126113045.51338046105.633088962149
    19     5.13147169895.20940435815.34072072102161     5.43957806495.51575357545.640938223327
    20     5.13271356635.21793038895.35275047276662     5.43918179475.51994352745.649937431272
    21     5.13729318445.22855318815.36546158744263     5.44020415325.52624128715.660093974738
    22     5.14527841075.24132289565.37907256062064     5.44310087725.53442615385.670715594828
    23     5.15563633145.25547851575.39294447656865     5.44828627245.54478381215.681820057422
    24     5.16727647725.26957173205.39121831101566     5.45568723015.55671560455.692778825472
    25     5.18128515475.28487665225.40467712995667     5.46509597485.56957535825.702422310720
    26     5.19608500795.29964745355.41710011734968     5.47638714365.58344576475.710817530838
    27     5.21133975715.31442312705.42932651302369     5.48952561475.59688223965.717284188668
    28     5.22671214785.32809432895.44041123132670     5.50372270595.60991286135.721422256685
    29     5.24188711165.34126158755.45115306027071     5.51830204695.62139654665.722986058822
    30     5.25606910915.35333724925.46084776398472     5.53205311245.63002056425.706801538505
    31     5.26933145525.36410125505.46999626557173     5.54507208425.63627762305.702809269791
    32     5.28161523175.37416495495.47901407108474     5.55589988385.63900709475.696365157882
    33     5.29270327635.38308505775.48736680675775     5.56427845185.63819260365.687440958061
    34     5.30281585355.39155196225.49581802525976     5.56920087335.63360197575.677030297008
    35                                        84077                                        801
           5.31214334215.39951501315.504154906  7878    5.57020390275.62526006655.665175258
    36     5.31951107085.40648353225.51160471148878     5.56716167255.61377351265.652610928326
    37     5.32697347225.41402842235.51999224343179     5.56039801915.59985793285.641385383014
    38     5.33420831945.42145370255.52813382539380     5.54992776165.58376703945.631198240316
    39     5.34124470085.42927652585.53661080002881     5.53596850285.56736313005.623511520939
    40     5.34826673385.43717370065.54472103509382     5.51978148435.55082249065.618617887713
    41     5.35569761145.44564295155.55297246599383     5.50165112245.53577625545.617211518802
    42     5.36334479865.45432503175.56096747041184     5.48497153705.52456077265.619200542781
-------------------------------------------------------------------------------------------

                                            EXCESS SPREAD TABLE

----------- -------------- ------------- ----------- ------------- ----------------

    1           4.30          4.30          43          4.69            4.68
    2           2.42          2.41          44          4.87            4.85
    3           2.59          2.58          45          4.69            4.67
    4           2.41          2.41          46          4.69            4.68
    5           2.41          2.41          47          5.21            5.22
    6           2.58          2.58          48          4.68            4.69
    7           2.41          2.40          49          4.85            4.86
    8           2.58          2.57          50          4.67            4.67
    9           2.40          2.39          51          4.84            4.84
    10          2.40          2.39          52          4.66            4.66
    11          2.91          2.90          53          4.66            4.65
    12          2.39          2.38          54          4.83            4.82
    13          2.56          2.55          55          4.65            4.64
    14          2.39          2.37          56          4.82            4.81
    15          2.56          2.54          57          4.64            4.62
    16          2.38          2.37          58          4.65            4.63
    17          2.38          2.36          59          5.18            5.17
    18          2.55          2.53          60          4.65            4.63
    19          2.37          2.35          61          4.82            4.58
    20          2.54          2.52          62          4.64            4.38
    21          2.38          2.36          63          4.82            4.57
    22          3.37          3.35          64          4.64            4.38
    23          4.17          4.15          65          4.63            4.37
    24          3.82          3.79          66          4.81            4.55
    25          3.99          3.96          67          4.63            4.35
    26          3.81          3.78          68          4.80            4.52
    27          3.98          3.95          69          4.62            4.32
    28          4.11          4.08          70          4.62            4.33
    29          4.24          4.21          71          4.97            4.72
    30          4.42          4.38          72          4.63            4.34
    31          4.24          4.20          73          4.81            4.52
    32          4.41          4.37          74          4.64            4.32
    33          4.24          4.19          75          4.81            4.51
    34          4.34          4.31          76          4.65            4.34
    35                                      77
                4.98          4.98         7878         4.65            4.35
    36          4.70          4.70          78          4.83            4.55
    37          4.87          4.87          79          4.66            4.37
    38          4.66          4.65          80          4.84            4.58
    39          4.85          4.83          81          4.68            4.41
    40          4.69          4.69          82          4.69            4.40
    41          4.69          4.69          83          5.21            4.97
    42          4.87          4.86          84          4.70            4.42
-----------------------------------------------------------------------------------

(1)   Assumes 1-month LIBOR remains  constant at [5.000]%,  6-month LIBOR remains  constant at [5.280]%
      and 1-year  LIBOR  remains  constant at [5.360]%  and run at the Pricing  Speed to call.  Assumes payments are received from the related Yield Maintenance Agreement.

(2)   Assumes  1-month  Forward  LIBOR,  6-month  Forward LIBOR and 1-year Forward LIBOR and run at the
      Pricing  Speed to  call.  Assumes  payments  are  received  from the  related  Yield  Maintenance
      Agreement.

                                             BREAK-EVEN TABLES

----------------------------- -------------- -------------

----------------------------- -------------- -------------
----------------------------- -------------- -------------
            M-1
       CDR BREAK3 (%)           26.54 CDR     26.55 CDR
       COLL LOSS (%)             20.43%         20.44%
         WAL (YRS)                6.89           6.88

----------------------------- -------------- -------------
----------------------------- -------------- -------------
            M-2
       CDR BREAK3 (%)           21.41CDR      21.40 CDR
       COLL LOSS (%)             17.84%         17.84%
         WAL (YRS)                7.88           7.87

----------------------------- -------------- -------------
----------------------------- -------------- -------------
            M-3
       CDR BREAK3 (%)           18.65 CDR     18.64 CDR
       COLL LOSS (%)             16.26%         16.26%
         WAL (YRS)                9.25           9.24

----------------------------- -------------- -------------
----------------------------- -------------- -------------
            M-4
       CDR BREAK3 (%)           16.44 CDR     16.42 CDR
       COLL LOSS (%)             14.89%         14.88%
         WAL (YRS)                9.97           9.97

----------------------------- -------------- -------------
----------------------------- -------------- -------------
            M-5
       CDR BREAK3 (%)           14.38 CDR     14.34 CDR
       COLL LOSS (%)             13.51%         13.49%
         WAL (YRS)                10.45         10.44

----------------------------- -------------- -------------
----------------------------- -------------- -------------
            M-6
       CDR BREAK3 (%)           12.66 CDR     12.60 CDR
       COLL LOSS (%)             12.28%         12.24%
         WAL (YRS)                11.14         11.14

----------------------------- -------------- -------------
----------------------------- -------------- -------------
            M-7
       CDR BREAK3 (%)           10.96 CDR     10.88 CDR
       COLL LOSS (%)             10.98%         10.92%
         WAL (YRS)                11.56         11.56

----------------------------- -------------- -------------
----------------------------- -------------- -------------
            M-8
       CDR BREAK3 (%)           9.72 CDR       9.63 CDR
       COLL LOSS (%)              9.98%         9.91%
         WAL (YRS)                12.50         12.51

----------------------------- -------------- -------------
----------------------------- -------------- -------------
            M-9
       CDR BREAK3 (%)           8.67 CDR       8.57 CDR
       COLL LOSS (%)              9.09%         9.01%
         WAL (YRS)                13.20         13.22

----------------------------- -------------- -------------
----------------------------- -------------- -------------
            M-10
       CDR BREAK3 (%)           7.80 CDR       7.73 CDR
       COLL LOSS (%)              8.33%         8.27%
         WAL (YRS)                13.28         13.28

----------------------------- -------------- -------------

(1)   Assumes  1-month LIBOR remains  constant at [5.000%,  6-month LIBOR remains  constant at [5.280]%
      and 1-year  LIBOR  remains  constant at [5.360]%  and run at the Pricing  Speed to call.  Assumes payments are received from the related Yield Maintenance Agreement.

(2)   Assumes  1-month  Forward  LIBOR,  6-month  Forward LIBOR and 1-year Forward LIBOR and run at the pricing speed to maturity.  Assumes  principal and interest  advancing,  40% severity rate with a
      12 month lag and triggers are in effect at all times.

(3)   CDR Break means when bonds receive first principal dollar loss.

                      AGGREGATE MORTGAGE LOANS AS OF THE STATISTICAL CALCULATION DATE

SUMMARY                                                            TOTAL         MINIMUM   MAXIMUM
---------------------------------------------------------------------------------------------------
Aggregate Outstanding Principal Balance                     $369,624,546
Number of Loans                                                    2,502
Average Current Loan Balance                                    $147,732         $24,500  $698,000
(1) Original Loan-to-Value Ratio (%)                             100.31%          90.00%   107.00%
(1) Mortgage Rate (%)                                             8.170%          5.375%   11.350%
(1) Net Mortgage Rate (%)                                         7.734%          4.690%   10.950%
(1) Note Margin (%)                                               6.022%          2.875%    9.750%
(1) Maximum Mortgage Rate (%)                                    14.503%          9.875%   18.200%
(1) Minimum Mortgage Rate (%)                                     6.913%          2.875%   11.275%
(1) Term to Next Rate Adjustment Rate (months)                        27               4        60
(1) Remaining Term to Stated Maturity (months)                       357             119       360
(1) Debt-to-Income Ratio (%)                                      40.71%           3.00%    55.00%
(1) (2) Credit Score                                                 689             526       816
---------------------------------------------------------------------------------------------------
(1) Weighted Average reflected in Total.
(2) 100.00% of the Aggregate Mortgage Loans have Credit Scores.
---------------------------------------------------------------------------------------------------
                                                                               (A)     PERCENT OF
                                                                                       CUT-OFF
                                                                                       DATE
                                           RANGE                                PRINCIPAL BALANCE
         Product Type                      Adjustable Rate                                79.20%
                                           Fixed Rate                                     20.80%

     Interest Only Mortgage Loans                                                         16.06%
     Balloon Mortgage Loans                                                               13.28%

         Lien                              First                                         100.00%

         Property Type                     Single Family (Detached)                       79.64%
                                           Detached PUD                                    9.79%
                                           Condo Under 5 Stories                           6.54%
                                           Attached PUD                                    1.90%
                                           Townhouse/Rowhouse                              1.41%
                                           Mid-Rise Condo (5-8 Stories)                    0.30%
                                           Condo Over 8 Stories                            0.21%
                                           Single Family Detached - Site Condo             0.18%
                                           Leasehold                                       0.04%

         Documentation Type                Full Documentation/Alternate                          %
                                           Documentation                                  73.71
                                           Reduced Documentation                          24.43%
                                           No Stated Income                                1.86%

         Geographic Distribution
                                           Michigan                                        9.30%
                                           Florida                                         7.54%
                                           California                                      5.91%
                                           Ohio                                            5.78%
                                           Indiana                                         5.04%

         Number of States (including DC)                                                     49

         Largest Zip Code Concentration    70726                                           0.37%

         Loans with Prepayment Penalties                                                  77.50%
---------------------------------------------------------------------------------------------------
                         CREDIT SCORE DISTRIBUTION OF THE AGGREGATE MORTGAGE LOANS

 ------------------------------------------------------------------------------------------
          RANGE OF           NUMBER OF                 PERCENTAGE   AVERAGE     WEIGHTED
                                                           OF
                                                        AGGREGATE               AVERAGE
                             MORTGAGE     PRINCIPAL     MORTGAGE   PRINCIPAL  LOAN-TO-VALUE
        CREDIT SCORES          LOANS       BALANCE        LOANS     BALANCE      RATIO
 ------------------------------------------------------------------------------------------
 ------------------------------------------------------------------------------------------
    520 -    539                 1         $111,448       0.03%     $111,448    100.00%
    540 -    559                 1          94,906        0.03       94,906      106.00
    560 -    579                 1         116,460        0.03      116,460      103.00
    580 -    599                 1         194,849        0.05      194,849      103.00
    600 -    619                 82       10,971,876      2.97      133,803      100.21
    620 -    639                426       62,820,693      17.00     147,466      100.22
    640 -    659                331       50,901,044      13.77     153,780      100.12
    660 -    679                236       40,297,701      10.90     170,753      100.10
    680 -    699                393       61,213,696      16.56     155,760      100.37
    700 -    719                244       36,388,959      9.84      149,135      100.65
    720 -    739                262       37,926,662      10.26     144,758      100.33
    740 -    759                214       28,324,983      7.66      132,360      100.52
    760 -    779                180       24,636,117      6.67      136,867      100.33
    780 -    799                 92       10,904,456      2.95      118,527      100.24
    800 -    819                 38       4,720,696       1.28      124,229      100.30
 ------------------------------------------------------------------------------------------
           TOTAL:              2,502     $369,624,546    100.00%    $147,732    100.31%
 ------------------------------------------------------------------------------------------

                          DEBT-TO-INCOME RATIOS OF THE AGGREGATE MORTGAGE LOANS

 ---------------------------------------------------------------------------------------------------
          RANGE OF           NUMBER OF                 PERCENTAGE  AVERAGE   WEIGHTED    WEIGHTED
                                                       OF
                                                       AGGREGATE              AVERAGE    AVERAGE
       DEBT-TO-INCOME        MORTGAGE     PRINCIPAL    MORTGAGE   PRINCIPAL  CREDIT    LOAN-TO-VALUE
         RATIOS (%)            LOANS       BALANCE       LOANS     BALANCE     SCORE      RATIO
 ---------------------------------------------------------------------------------------------------
 ---------------------------------------------------------------------------------------------------
    Not Available                24       $6,623,836     1.79%     $275,993     709      100.00%
   20.00 or less                 89       10,803,235      2.92     121,385      697       100.33
   20.01 - 25.00                 84       8,506,627       2.30     101,269      704       100.26
   25.01 - 30.00                185       22,359,999      6.05     120,865      691       100.31
   30.01 - 35.00                343       41,734,154     11.29     121,674      693       100.72
   35.01 - 40.00                504       73,285,672     19.83     145,408      694       100.66
   40.01 - 45.00                600       93,850,556     25.39     156,418      690       100.23
   45.01 - 50.00                561       92,637,971     25.06     165,130      683       100.02
   50.01 - 55.00                112       19,822,496      5.36     176,987      665       99.96
 ---------------------------------------------------------------------------------------------------
           TOTAL:              2,502     $369,624,546   100.00%    $147,732     689      100.31%
 ---------------------------------------------------------------------------------------------------

                 ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE AGGREGATE MORTGAGE LOANS

 -----------------------------------------------------------------------------------------------------
     RANGE OF ORIGINAL      NUMBER OF                  PERCENTAGE    AVERAGE    WEIGHTED   WEIGHTED
                                                           OF
                                                       AGGREGATE                AVERAGE    AVERAGE
       MORTGAGE LOAN        MORTGAGE     PRINCIPAL      MORTGAGE    PRINCIPAL   CREDIT   LOAN-TO-VALUE
   PRINCIPAL BALANCES ($)     LOANS       BALANCE        LOANS       BALANCE     SCORE      RATIO
 -----------------------------------------------------------------------------------------------------
 -----------------------------------------------------------------------------------------------------
   100,000 or less             943      $68,601,053      18.56%      $72,748      697      100.21%
   100,001 -   200,000        1,071     154,543,938      41.81       144,299      688       100.38
   200,001 -   300,000         322       78,804,653      21.32       244,735      683       100.39
   300,001 -   400,000         103       35,621,104       9.64       345,836      688       100.38
   400,001 -   500,000          38       17,246,136       4.67       453,846      690       99.90
   500,001 -   600,000          15       8,303,557        2.25       553,570      691       99.86
   600,001 -   700,000          10       6,504,105        1.76       650,410      696       99.89
 -----------------------------------------------------------------------------------------------------
           TOTAL:             2,502     $369,624,546    100.00%      $147,732     689      100.31%
 -----------------------------------------------------------------------------------------------------

                              MORTGAGE RATES OF THE AGGREGATE MORTGAGE LOANS

 ---------------------------------------------------------------------------------------------------
          RANGE OF          NUMBER OF                 PERCENTAGE    AVERAGE   WEIGHTED   WEIGHTED
                                                          OF
                                                       AGGREGATE              AVERAGE    AVERAGE
                            MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL  CREDIT   LOAN-TO-VALUE
     MORTGAGE RATES (%)       LOANS       BALANCE        LOANS      BALANCE    SCORE      RATIO
 ---------------------------------------------------------------------------------------------------
    5.000 -    5.499            2         $417,232       0.11%     $208,616     716      101.30%
    5.500 -    5.999            5         775,018        0.21       155,004     724       100.92
    6.000 -    6.499            14       2,454,396       0.66       175,314     733       100.99
    6.500 -    6.999           184       29,590,836      8.01       160,820     725       101.00
    7.000 -    7.499           245       41,724,893      11.29      170,306     702       100.46
    7.500 -    7.999           608       92,469,642      25.02      152,088     697       100.34
    8.000 -    8.499           517       71,701,559      19.40      138,688     693       100.16
    8.500 -    8.999           507       73,208,558      19.81      144,396     676       100.15
    9.000 -    9.499           204       28,908,744      7.82       141,710     660       100.17
    9.500 -    9.999           158       19,800,601      5.36       125,320     654       100.16
   10.000 -   10.499            32       4,505,886       1.22       140,809     668       99.60
   10.500 -   10.999            15       2,560,820       0.69       170,721     652       100.11
   11.000 -   11.499            11       1,506,363       0.41       136,942     665       100.00
 ---------------------------------------------------------------------------------------------------
           TOTAL:             2,502     $369,624,546    100.00%    $147,732     689      100.31%
 ---------------------------------------------------------------------------------------------------

                            NET MORTGAGE RATES OF THE AGGREGATE MORTGAGE LOANS

-----------------------------------------------------------------------------------------------------
      RANGE OF NET       NUMBER OF                 PERCENTAGE     AVERAGE    WEIGHTED    WEIGHTED
                                                       OF
                                                   AGGREGATE                  AVERAGE     AVERAGE
                         MORTGAGE    PRINCIPAL      MORTGAGE     PRINCIPAL   CREDIT    LOAN-TO-VALUE
   MORTGAGE RATES (%)      LOANS      BALANCE        LOANS        BALANCE      SCORE       RATIO
-----------------------------------------------------------------------------------------------------
   4.500 -    4.999          1        $104,918       0.03%       $104,918       640       100.00%
   5.000 -    5.499          5        866,919         0.23        173,384       707       100.96
   5.500 -    5.999         11       2,157,507        0.58        196,137       706       100.31
   6.000 -    6.499         107      18,410,537       4.98        172,061       718       101.10
   6.500 -    6.999         303      51,676,377      13.98        170,549       707       100.48
   7.000 -    7.499         503      79,200,266      21.43        157,456       694       100.37
   7.500 -    7.999         634      88,208,200      23.86        139,130       698       100.21
   8.000 -    8.499         476      66,619,492      18.02        139,957       676       100.14
   8.500 -    8.999         239      33,973,941       9.19        142,150       664       100.21
   9.000 -    9.499         162      19,677,271       5.32        121,465       657       100.20
   9.500 -    9.999         34       4,919,164        1.33        144,681       661        99.68
  10.000 -   10.499         17       2,353,463        0.64        138,439       651       100.12
  10.500 -   10.999         10       1,456,491        0.39        145,649       666       100.00
-----------------------------------------------------------------------------------------------------
         TOTAL:            2,502    $369,624,546    100.00%      $147,732       689       100.31%
-----------------------------------------------------------------------------------------------------

                        ORIGINAL TERM TO MATURITY OF THE AGGREGATE MORTGAGE LOANS

 ---------------------------------------------------------------------------------------------------
  ORIGINAL TERMS (MONTHS)   NUMBER OF                 PERCENTAGE    AVERAGE   WEIGHTED   WEIGHTED
                                                          OF
                                                       AGGREGATE              AVERAGE    AVERAGE
                            MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL  CREDIT   LOAN-TO-VALUE
                              LOANS       BALANCE        LOANS      BALANCE    SCORE      RATIO
 ---------------------------------------------------------------------------------------------------
  120 and Less                  3         $283,614       0.08%      $94,538     689       99.32%
  121 -  180                    18       2,681,853       0.73       148,992     687       99.88
  181 -  240                    5         490,113        0.13       98,023      690       100.00
  241 -  300                    1          75,377        0.02       75,377      669       100.00
  301 -  360                  2,475     366,093,590      99.04      147,917     689       100.31
 ---------------------------------------------------------------------------------------------------
           TOTAL:             2,502     $369,624,546    100.00%    $147,732     689      100.31%
 ---------------------------------------------------------------------------------------------------

                        REMAINING TERM TO MATURITY OF THE AGGREGATE MORTGAGE LOANS

 ---------------------------------------------------------------------------------------------------
  REMAINING TERMS (MONTHS)  NUMBER OF                 PERCENTAGE    AVERAGE   WEIGHTED   WEIGHTED
                                                          OF
                                                       AGGREGATE              AVERAGE    AVERAGE
                            MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL  CREDIT   LOAN-TO-VALUE
                              LOANS       BALANCE        LOANS      BALANCE    SCORE      RATIO
 ---------------------------------------------------------------------------------------------------
  120 and Less                  3         $283,614       0.08%      $94,538     689       99.32%
  121 -  180                    18       2,681,853       0.73       148,992     687       99.88
  181 -  240                    5         490,113        0.13       98,023      690       100.00
  241 -  300                    1          75,377        0.02       75,377      669       100.00
  301 -  360                  2,475     366,093,590      99.04      147,917     689       100.31
 ---------------------------------------------------------------------------------------------------
           TOTAL:             2,502     $369,624,546    100.00%    $147,732     689      100.31%
 ---------------------------------------------------------------------------------------------------

                              PRODUCT TYPES OF THE AGGREGATE MORTGAGE LOANS

-----------------------------------------------------------------------------------------------------
     PRODUCT TYPES       NUMBER OF                 PERCENTAGE     AVERAGE    WEIGHTED    WEIGHTED
                                                       OF
                                                   AGGREGATE                  AVERAGE     AVERAGE
                         MORTGAGE    PRINCIPAL      MORTGAGE     PRINCIPAL   CREDIT    LOAN-TO-VALUE
                           LOANS      BALANCE        LOANS        BALANCE      SCORE       RATIO
-----------------------------------------------------------------------------------------------------
2/1 LIBOR                   112     $15,143,613      4.10%       $135,211       714       101.36%
2/6 LIBOR                   670      94,925,315      25.68        141,680       659       100.05
2/6 LIBOR BALLOON           212      45,266,431      12.25        213,521       676        99.94
2/6 LIBOR BALLOON IO         1        225,000         0.06        225,000       636       100.00
2/6 LIBOR IO                175      46,704,469      12.64        266,883       679        99.96
3/1 LIBOR                   573      74,069,618      20.04        129,266       719       100.82
3/6 LIBOR                   46       7,065,022        1.91        153,587       673        99.47
3/6 LIBOR BALLOON            5        955,695         0.26        191,139       647       100.00
3/6 LIBOR IO                13       2,625,327        0.71        201,948       707        99.85
5/6 LIBOR                    8       1,492,693        0.40        186,587       692       100.00
5/6 LIBOR 40/30
RECAST                       1        264,275         0.07        264,275       735        97.00
5/6 LIBOR IO                16       3,889,899        1.05        243,119       705       100.00
6 MO LIBOR IO                1        130,000         0.04        130,000       770       100.00
FIXED                       625      68,446,531      18.52        109,514       709       100.55
FIXED BALLOON               16       2,625,544        0.71        164,097       689        99.58
FIXED IO                    28       5,795,113        1.57        206,968       690        99.90
-----------------------------------------------------------------------------------------------------
         TOTAL:            2,502    $369,624,546    100.00%      $147,732       689       100.31%
-----------------------------------------------------------------------------------------------------

                   ORIGINAL LOAN-TO-VALUE RATIOS OF THE AGGREGATE MORTGAGE LOANS

----------------------------------------------------------------------------------------------------
   RANGE OF ORIGINAL     NUMBER OF                  PERCENTAGE       AVERAGE      WEIGHTED AVERAGE
                                                        OF
                                                    AGGREGATE
                         MORTGAGE     PRINCIPAL      MORTGAGE       PRINCIPAL
LOAN-TO-VALUE RATIOS (%)   LOANS       BALANCE        LOANS          BALANCE        CREDIT SCORE
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
  85.01 -   90.00            1        $244,898        0.07%         $244,898             627
  90.01 -   95.00           25        2,290,758        0.62          91,630              747
  95.01 -  100.00          2,224     328,719,355      88.93          147,805             689
 100.01 -  101.00            3         928,346         0.25          309,449             647
 101.01 -  102.00           30        4,616,936        1.25          153,898             666
 102.01 -  103.00           128      18,485,321        5.00          144,417             676
 103.01 -  104.00           10        1,436,950        0.39          143,695             728
 104.01 -  105.00           11        1,731,795        0.47          157,436             724
 105.01 -  106.00           11        1,559,306        0.42          141,755             733
 106.01 -  107.00           59        9,610,882        2.60          162,896             719
----------------------------------------------------------------------------------------------------
         TOTAL:            2,502    $369,624,546     100.00%        $147,732             689
----------------------------------------------------------------------------------------------------

              GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE AGGREGATE MORTGAGE LOANS

 ---------------------------------------------------------------------------------------------------
 STATE OR TERRITORY   NUMBER OF                  PERCENTAGE     AVERAGE     WEIGHTED     WEIGHTED
                                                     OF
                                                 AGGREGATE                   AVERAGE     AVERAGE
                      MORTGAGE     PRINCIPAL      MORTGAGE     PRINCIPAL     CREDIT    LOAN-TO-VALUE
                        LOANS       BALANCE        LOANS        BALANCE       SCORE       RATIO
 ---------------------------------------------------------------------------------------------------
 ---------------------------------------------------------------------------------------------------
 Alabama                 52        $5,319,412      1.44%       $102,296        672       100.04%
 Arizona                 47        10,329,189       2.79        219,770        670        100.28
 Arkansas                56        5,895,240        1.59        105,272        700        100.07
 California              56        21,842,455       5.91        390,044        698        99.99
 Colorado                45        8,117,052        2.20        180,379        694        99.94
 Connecticut             15        3,092,604        0.84        206,174        692        100.00
 Delaware                 8        1,591,638        0.43        198,955        669        100.03
 District of
 Columbia                 2         890,000         0.24        445,000        686        100.00
 Florida                 140       27,875,773       7.54        199,113        680        100.38
 Georgia                 100       13,932,566       3.77        139,326        678        100.12
 Idaho                   20        3,003,221        0.81        150,161        691        100.00
 Illinois                96        15,543,717       4.21        161,914        699        100.16
 Indiana                 180       18,629,038       5.04        103,495        703        100.19
 Iowa                    24        2,911,441        0.79        121,310        667        100.54
 Kansas                  41        4,646,828        1.26        113,337        676        100.84
 Kentucky                56        5,560,201        1.50        99,289         703        100.49
 Louisiana               66        7,280,889        1.97        110,317        689        100.26
 Maine                    8         952,392         0.26        119,049        714        101.09
 Maryland                29        6,292,450        1.70        216,981        679        100.61
 Massachusetts           25        7,565,805        2.05        302,632        704        100.47
 Michigan                251       34,382,109       9.30        136,981        687        100.46
 Minnesota               40        6,896,618        1.87        172,415        682        100.17
 Mississippi             25        2,419,780        0.65        96,791         666        100.13
 Missouri                76        7,943,760        2.15        104,523        681        100.34
 Montana                  3         453,466         0.12        151,155        684        100.89
 Nebraska                24        3,137,636        0.85        130,735        676        100.50
 Nevada                  13        3,383,582        0.92        260,276        684        100.00
 New
 Hampshire                3         474,652         0.13        158,217        701        99.75
 New
 Jersey                  28        6,406,946        1.73        228,820        687        99.62
 New
 Mexico                   7        1,218,386        0.33        174,055        666        100.00
 New
 York                    22        5,089,161        1.38        231,325        679        100.00
 North
 Carolina                93        11,198,370       3.03        120,413        706        100.15
 North
 Dakota                   1          64,107         0.02        64,107         708        107.00
 Ohio                    186       21,370,468       5.78        114,895        691        100.27
 Oklahoma                45        4,221,032        1.14        93,801         693        100.92
 Oregon                  48        9,600,758        2.60        200,016        680        100.25
 Pennsylvania            89        9,912,870        2.68        111,381        682        100.90
 Rhode
 Island                  11        3,305,590        0.89        300,508        675        100.00
 South
 Carolina                51        5,729,518        1.55        112,343        692        100.13
 South
 Dakota                   1         214,866         0.06        214,866        655        100.00
 Tennessee               79        8,982,673        2.43        113,705        687        100.46
 Texas                   83        9,218,613        2.49        111,068        703        100.28
 Utah                    39        6,703,274        1.81        171,879        728        101.18
  (Continued on following page)

                 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE AGGREGATE MORTGAGE LOANS (CONTINUED)

 ----------------------------------------------------------------------------------------------------
                                                PERCENTAGE OF                WEIGHTED     WEIGHTED
                      NUMBER OF                   AGGREGATE      AVERAGE      AVERAGE     AVERAGE
                      MORTGAGE     PRINCIPAL      MORTGAGE      PRINCIPAL     CREDIT    LOAN-TO-VALUE
 STATE OR TERRITORY     LOANS       BALANCE         LOANS        BALANCE       SCORE       RATIO
 ----------------------------------------------------------------------------------------------------
 Vermont                  1         $148,918        0.04%       $148,918        641       100.00%
 Virginia                93        16,384,173       4.43         176,174        687        100.57
 Washington              53        10,680,559       2.89         201,520        683        100.43
 West
 Virginia                 1          89,671         0.02         89,671         648        100.00
 Wisconsin               68        8,501,302        2.30         125,019        700        100.17
 Wyoming                  2         219,777         0.06         109,888        689        100.00
 ----------------------------------------------------------------------------------------------------
       TOTAL:           2,502     $369,624,546     100.00%      $147,732        689       100.31%
 ----------------------------------------------------------------------------------------------------

                          MORTGAGE LOAN PURPOSE OF THE AGGREGATE MORTGAGE LOANS

 ---------------------------------------------------------------------------------------------------
      LOAN PURPOSE       NUMBER OF                  PERCENTAGE    AVERAGE    WEIGHTED    WEIGHTED
                                                        OF
                                                    AGGREGATE                 AVERAGE    AVERAGE
                         MORTGAGE     PRINCIPAL      MORTGAGE    PRINCIPAL   CREDIT    LOAN-TO-VALUE
                           LOANS       BALANCE        LOANS       BALANCE      SCORE      RATIO
 ---------------------------------------------------------------------------------------------------
 ---------------------------------------------------------------------------------------------------
 Construction Permit         1         $169,734       0.05%       $169,734      642      100.00%
 Equity Refinance           578       89,145,804      24.12       154,231       666       100.45
 Purchase                  1,815     262,121,653      70.92       144,420       698       100.26
 Rate/Term Refinance        108       18,187,356       4.92       168,401       676       100.34
 ---------------------------------------------------------------------------------------------------
         TOTAL:            2,502     $369,624,546    100.00%      $147,732      689      100.31%
 ---------------------------------------------------------------------------------------------------

                     MORTGAGE LOAN DOCUMENTATION TYPE OF THE AGGREGATE MORTGAGE LOANS

--------------------------------------------------------------------------------------------------
  DOCUMENTATION TYPE    NUMBER OF                   PERCENTAGE   AVERAGE   WEIGHTED   WEIGHTED
                                                        OF
                                                    AGGREGATE              AVERAGE     AVERAGE
                        MORTGAGE      PRINCIPAL      MORTGAGE   PRINCIPAL  CREDIT   LOAN-TO-VALUE
                          LOANS        BALANCE        LOANS      BALANCE    SCORE       RATIO
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
Full/Alternate            2,012     $272,451,110      73.71%     $135,413    687       100.45%
Documentation
Reduced Documentation      465       90,316,342       24.43      194,229     695        99.89
No Stated Income            25        6,857,094        1.86      274,284     708       100.00
--------------------------------------------------------------------------------------------------
        TOTAL:            2,502     $369,624,546     100.00%     $147,732    689       100.31%
--------------------------------------------------------------------------------------------------

                             OCCUPANCY TYPES OF THE AGGREGATE MORTGAGE LOANS

----------------------------------------------------------------------------------------------------
       OCCUPANCY        NUMBER OF                   PERCENTAGE    AVERAGE    WEIGHTED    WEIGHTED
                                                        OF
                                                    AGGREGATE                 AVERAGE    AVERAGE
                        MORTGAGE      PRINCIPAL      MORTGAGE    PRINCIPAL   CREDIT    LOAN-TO-VALUE
                          LOANS        BALANCE        LOANS       BALANCE      SCORE      RATIO
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
Investor                   670       $69,933,674      18.92%      $104,379      740       99.82%
Owner Occupied            1,785      291,844,148      78.96       163,498       676       100.40
Second Home                 47        7,846,725        2.12       166,952       713       101.12
----------------------------------------------------------------------------------------------------
        TOTAL:            2,502     $369,624,546     100.00%      $147,732      689      100.31%
----------------------------------------------------------------------------------------------------

                         MORTGAGED PROPERTY TYPES OF THE AGGREGATE MORTGAGE LOANS

-----------------------------------------------------------------------------------------------------------
           PROPERTY TYPE             NUMBER OF              PERCENTAGE    AVERAGE   WEIGHTED   WEIGHTED
                                                                OF
                                                             AGGREGATE              AVERAGE     AVERAGE
                                     MORTGAGE   PRINCIPAL    MORTGAGE    PRINCIPAL  CREDIT   LOAN-TO-VALUE
                                       LOANS     BALANCE       LOANS      BALANCE    SCORE       RATIO
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Single Family (Detached)               2,075   $294,356,044   79.64%     $141,858     688       100.32%
Detached PUD                            170     36,193,082     9.79       212,900     683       100.16
Condo Under 5 Stories                   162     24,182,595     6.54       149,275     695       100.29
Attached PUD                            44      7,014,011      1.90       159,409     713       100.43
Townhouse/Rowhouse                      36      5,197,444      1.41       144,373     693       100.40
Mid-Rise Condo (5-8 Stories)             7      1,093,237      0.30       156,177     708        99.63
Condo Over 8 Stories                     3       778,700       0.21       259,567     765       101.32
Single Family Detached - Site Condo      4       679,273       0.18       169,818     719       100.79
Leasehold                                1       130,159       0.04       130,159     627        97.00
-----------------------------------------------------------------------------------------------------------
TOTAL:                                 2,502   $369,624,546   100.00%    $147,732     689       100.31%
-----------------------------------------------------------------------------------------------------------

                               CREDIT GRADES OF THE AGGREGATE MORTGAGE LOANS

-----------------------------------------------------------------------------------------------------
    CREDIT GRADE      NUMBER OF                  PERCENTAGE    AVERAGE     WEIGHTED      WEIGHTED
                                                     OF
                                                 AGGREGATE                  AVERAGE      AVERAGE
                      MORTGAGE     PRINCIPAL      MORTGAGE    PRINCIPAL     CREDIT    LOAN-TO-VALUE
                        LOANS       BALANCE        LOANS       BALANCE       SCORE        RATIO
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
    A1                  2,016     $310,749,266     84.07%      $154,142       693        100.16%
    A2                   303       34,823,462       9.42       114,929        698         101.21
    A3                   59        8,013,656        2.17       135,825        637         101.14
    A4                   124       16,038,162       4.34       129,340        625         100.72
-----------------------------------------------------------------------------------------------------
       TOTAL:           2,502     $369,624,546    100.00%      $147,732       689        100.31%
-----------------------------------------------------------------------------------------------------

                        ORIGINAL INTEREST ONLY TERMS OF THE AGGREGATE MORTGAGE LOANS

----------------------------------------------------------------------------------------------------
 INTEREST ONLY TERM   NUMBER OF                    PERCENTAGE    AVERAGE    WEIGHTED     WEIGHTED
                                                       OF
                                                   AGGREGATE                 AVERAGE     AVERAGE
                      MORTGAGE      PRINCIPAL       MORTGAGE    PRINCIPAL    CREDIT    LOAN-TO-VALUE
                        LOANS        BALANCE         LOANS       BALANCE      SCORE       RATIO
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
  None                  2,268      $310,254,737      83.94%     $136,797       690       100.37%
  24 Months              19         5,629,545         1.52       296,292       679        100.00
  36 Months               1          205,000          0.06       205,000       650        100.00
  60 Months              174        44,445,086       12.02       255,432       678        99.95
  120 Months             40         9,090,177         2.46       227,254       709        99.97
----------------------------------------------------------------------------------------------------
       TOTAL:           2,502      $369,624,546     100.00%     $147,732       689       100.31%
----------------------------------------------------------------------------------------------------

                          PREPAYMENT PENALTY TERMS OF THE AGGREGATE MORTGAGE LOANS

----------------------------------------------------------------------------------------------------
 PREPAYMENT PENALTY   NUMBER OF                    PERCENTAGE    AVERAGE    WEIGHTED     WEIGHTED
                                                       OF
                                                   AGGREGATE                 AVERAGE     AVERAGE
                      MORTGAGE      PRINCIPAL       MORTGAGE    PRINCIPAL    CREDIT    LOAN-TO-VALUE
        TERM            LOANS        BALANCE         LOANS       BALANCE      SCORE       RATIO
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
  None                   579       $83,137,855       22.49%     $143,589       697       100.37%
  12 Months              94         18,943,060        5.12       201,522       685        100.25
  24 Months              947       155,031,749       41.94       163,708       675        100.15
  36 Months              876       111,280,365       30.11       127,032       704        100.49
  60 Months               3          783,394          0.21       261,131       703        98.62
  Other(1)                3          448,123          0.12       149,374       709        100.00
----------------------------------------------------------------------------------------------------
       TOTAL:           2,502      $369,624,546     100.00%     $147,732       689       100.31%
----------------------------------------------------------------------------------------------------

    (1) Not 0, 12, 24, 36, or 60 months and not more than 60 months

                             NOTE MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS

 ---------------------------------------------------------------------------------------------------
      RANGE OF         NUMBER OF                   PERCENTAGE    AVERAGE    WEIGHTED    WEIGHTED
                                                       OF
                                                   ADJUSTABLE
                                                      RATE                   AVERAGE     AVERAGE
                       MORTGAGE      PRINCIPAL      MORTGAGE    PRINCIPAL   CREDIT    LOAN-TO-VALUE
  NOTE MARGINS (%)       LOANS        BALANCE        LOANS       BALANCE      SCORE       RATIO
 ---------------------------------------------------------------------------------------------------
 2.500 - 2.999             4          $861,931       0.23%       $215,483      693       100.00%
 3.000 - 3.499            329        43,766,638      11.84       133,029       755       100.52
 3.500 - 3.999            41         5,536,273        1.50       135,031       726       100.08
 4.000 - 4.499            229        30,279,451       8.19       132,225       698       101.25
 4.500 - 4.999            35         5,911,148        1.60       168,890       707       100.00
 5.000 - 5.499            97         14,815,205       4.01       152,734       658       100.55
 5.500 - 5.999            69         12,220,910       3.31       177,115       676        99.96
 6.000 - 6.499            182        33,483,650       9.06       183,976       663       100.28
 6.500 - 6.999            239        43,919,982      11.88       183,766       658        99.97
 7.000 - 7.499            196        33,674,923       9.11       171,811       675        99.93
 7.500 - 7.999            206        35,761,284       9.68       173,598       667       100.06
 8.000 - 8.499            159        25,881,591       7.00       162,777       670       100.03
 8.500 - 8.999            39         5,466,951        1.48       140,178       656       100.06
 9.000 - 9.499             6          984,837         0.27       164,139       652       100.00
 9.500 - 9.999             2          192,584         0.05        96,292       620       100.00
 Fixed-Rate               669        76,867,189      20.80       114,899       707       100.47
 ---------------------------------------------------------------------------------------------------
       TOTAL:            2,502      $369,624,546    100.00%      $147,732      689       100.31%
 ---------------------------------------------------------------------------------------------------

                           MAXIMUM MORTGAGE OF THE ADJUSTABLE RATE MORTGAGE LOANS

 ---------------------------------------------------------------------------------------------------
  RANGE OF MAXIMUM     NUMBER OF                   PERCENTAGE    AVERAGE    WEIGHTED    WEIGHTED
                                                       OF
                                                   ADJUSTABLE
                                                      RATE                   AVERAGE     AVERAGE
                       MORTGAGE      PRINCIPAL      MORTGAGE    PRINCIPAL   CREDIT    LOAN-TO-VALUE
 MORTGAGE RATES (%)      LOANS        BALANCE        LOANS       BALANCE      SCORE       RATIO
 ---------------------------------------------------------------------------------------------------
     9.500 - 9.999         1          $74,948        0.02%       $74,948       722       100.00%
   11.000 -11.499          2          417,232         0.11       208,616       716       101.30
   11.500 -11.999          5          775,018         0.21       155,004       724       100.92
   12.000 -12.499          8         1,333,204        0.36       166,650       759       101.55
   12.500 -12.999         109        18,011,231       4.87       165,241       734       101.61
   13.000 -13.499         138        22,478,309       6.08       162,886       721       100.54
   13.500 -13.999         372        54,220,042      14.67       145,753       700       100.26
   14.000 -14.499         367        50,592,838      13.69       137,855       681       100.21
   14.500 -14.999         344        57,291,064      15.50       166,544       661       100.11
   15.000 -15.499         206        35,807,497       9.69       173,823       672       100.06
   15.500 -15.999         165        28,912,982       7.82       175,230       670       100.07
   16.000 -16.499         60         11,768,636       3.18       196,144       677       100.00
   16.500 -16.999         43         8,410,589        2.28       195,595       661       100.00
   17.000 -17.499         11         1,940,094        0.52       176,372       682        98.74
   17.500 -17.999          1          484,934         0.13       484,934       659       100.00
   18.000 -18.499          1          238,738         0.06       238,738       632       100.00
     Fixed-Rate           669        76,867,189      20.80       114,899       707       100.47
                     -------------------------------------------------------------------------------
 ---------------------------------------------------------------------------------------------------
       TOTAL:            2,502      $369,624,546    100.00%      $147,732      689       100.31%
 ---------------------------------------------------------------------------------------------------

                           MINIMUM MORTGAGE OF THE ADJUSTABLE RATE MORTGAGE LOANS

 ---------------------------------------------------------------------------------------------------
   RANGE OF MINIMUM     NUMBER OF                   PERCENTAGE    AVERAGE    WEIGHTED   WEIGHTED
                                                        OF
                                                    ADJUSTABLE
                                                       RATE                  AVERAGE     AVERAGE
                        MORTGAGE      PRINCIPAL      MORTGAGE    PRINCIPAL   CREDIT   LOAN-TO-VALUE
  MORTGAGE RATES (%)      LOANS        BALANCE         LOANS      BALANCE     SCORE       RATIO
 ---------------------------------------------------------------------------------------------------
   2.500 - 2.999            4          $861,931        0.23%      $215,483     693       100.00%
   3.000 - 3.499           318        42,081,161       11.38      132,331      756       100.52
   3.500 - 3.999           29         3,804,653        1.03       131,195      731       100.12
   4.000 - 4.499           221        29,142,329       7.88       131,866      699       101.30
   4.500 - 4.999           21         3,475,542        0.94       165,502      711       100.00
   5.000 - 5.499           61         8,616,640        2.33       141,256      649       100.88
   5.500 - 5.999           10         1,785,610        0.48       178,561      658       100.00
   6.000 - 6.499           54         7,242,014        1.96       134,111      635       101.53
   6.500 - 6.999           64         11,386,712       3.08       177,917      661        99.78
   7.000 - 7.499           92         18,254,241       4.94       198,416      673       100.01
   7.500 - 7.999           236        43,531,508       11.78      184,456      670       100.01
   8.000 - 8.499           225        40,227,047       10.88      178,787      677        99.96
   8.500 - 8.999           251        44,465,929       12.03      177,155      669       100.07
   9.000 - 9.499           120        18,223,024       4.93       151,859      666       100.03
   9.500 - 9.999           93         13,394,181       3.62       144,023      653       100.04
 10.000 -10.499            20         3,202,559        0.87       160,128      669        99.24
 10.500 -10.999             8         1,904,909        0.52       238,114      659       100.00
 11.000 -11.499             6         1,157,368        0.31       192,895      676       100.00
     Fixed-Rate            669        76,867,189       20.80      114,899      707       100.47
 ---------------------------------------------------------------------------------------------------
        TOTAL:            2,502      $369,624,546     100.00%     $147,732     689       100.31%
 ---------------------------------------------------------------------------------------------------

                 NEXT INTEREST RATE ADJUSTMENT DATES OF THE ADJUSTABLE RATE MORTGAGE LOANS

 ----------------------------------------------------------------------------------------------------
   NEXT INTEREST RATE    NUMBER OF                 PERCENTAGE OF   AVERAGE    WEIGHTED   WEIGHTED
                                                    ADJUSTABLE
                                                       RATE                   AVERAGE     AVERAGE
                         MORTGAGE     PRINCIPAL      MORTGAGE     PRINCIPAL   CREDIT   LOAN-TO-VALUE
     ADJUSTMENT DATE       LOANS       BALANCE         LOANS       BALANCE     SCORE       RATIO
 ----------------------------------------------------------------------------------------------------
 ----------------------------------------------------------------------------------------------------
 Fixed-Rate                 669      $76,867,189      20.80%       $114,899     707       100.47%
 July-2006                   1         130,000         0.04        130,000      770       100.00
 September-2006              1         140,536         0.04        140,536      647       100.00
 December-2006               1         250,000         0.07        250,000      662       100.00
 January-2007                2         294,314         0.08        147,157      688       100.00
 May-2007                    5         912,450         0.25        182,490      669       102.87
 June-2007                   7         732,282         0.20        104,612      626        99.74
 July-2007                  16        2,178,455        0.59        136,153      665       100.00
 August-2007                21        3,035,420        0.82        144,544      662       100.22
 September-2007              6         853,838         0.23        142,306      623        99.85
 October-2007                8        1,256,600        0.34        157,075      654       100.47
 November-2007              50        5,662,501        1.53        113,250      638       100.72
 December-2007              181      28,741,421        7.78        158,792      649       100.19
 January-2008               238      45,049,739        12.19       189,285      673       100.01
 February-2008              403      70,048,223        18.95       173,817      677        99.99
 March-2008                 217      41,018,756        11.10       189,027      684       100.13
 April-2008                 15        2,323,550        0.63        154,903      691       101.34
 May-2008                    1         80,561          0.02         80,561      750       103.00
 June-2008                  12        1,893,728        0.51        157,811      696       100.51
 July-2008                   1         146,148         0.04        146,148      689       102.00
 August-2008                 1         111,407         0.03        111,407      741       100.00
 September-2008              1         75,548          0.02         75,548      730       100.00
 October-2008                4         714,871         0.19        178,718      683       100.90
 November-2008               7         766,241         0.21        109,463      660       101.84
 December-2008              23        3,303,143        0.89        143,615      662       100.16
 January-2009               40        5,708,263        1.54        142,707      668       100.89
 February-2009              182      24,146,531        6.53        132,673      713       100.42
 March-2009                 231      31,132,010        8.42        134,771      724       100.79
 April-2009                 132      16,204,391        4.38        122,761      730       100.76
 December-2009               1         199,563         0.05        199,563      731       100.00
 October-2010                1         82,674          0.02         82,674      749       100.00
 November-2010               2         504,275         0.14        252,137      772        98.43
 December-2010               2         276,835         0.07        138,418      662       100.00
 January-2011               12        3,341,729        0.90        278,477      700       100.00
 February-2011               3         458,854         0.12        152,951      685       100.00
 March-2011                  5         982,500         0.27        196,500      697       100.00
 ----------------------------------------------------------------------------------------------------
         TOTAL:            2,502    $369,624,546      100.00%      $147,732     689       100.31%
 ----------------------------------------------------------------------------------------------------

                                            CONTACT INFORMATION

---------------------------------------------------------------------------------------------------

NAME:                               TELEPHONE:             E-MAIL:
Matthew Perkins                     (212) 272-7977         mperkins@bear.com
Senior Managing Director
Josephine Musso                     (212) 272-6033         jmusso@bear.com
Managing Director
Lisa Marks                          (212) 272-6024         lmarks@bear.com
Managing Director
Thomas Durkin                       (212) 272-5451         tdurkin@bear.com
Associate Director
Nick Smith                          (212) 272-1241         nsmith@bear.com
Vice President
G. Scott Tabor                      (212) 272-5925         gtabor@bear.com
Collateral Analyst
----------------------------------- ---------------------- ----------------------------------------

NAME:                               TELEPHONE:              E-MAIL:
Jeffrey Verschleiser                (212) 272-5451          jverschleiser@bear.com
Senior Managing Director
Scott Eichel                        (212) 272-5451          seichel@bear.com
Senior Managing Director
Carol Fuller                        (212) 272-4955          cfuller@bear.com
Senior Managing Director
Angela Ward                         (212) 272-4955          adward@bear.com
Associate Director
----------------------------------- ----------------------- ----------------------------------------

NAME:                               TELEPHONE:             E-MAIL:
MOODY'S
Odile Grisard Boucher               (212) 553-1382         Odile.GrisardBoucher@moodys.com

Denise Chui                         (212) 553-1022         HarWai.Chui@moodys.com

STANDARD AND POOR'S
David Glehan                        (212) 438-7324         David_Glehan@sandp.com

----------------------------------- ---------------------- -----------------------------------------